                                                                    EXHIBIT 2.11

                     AGREEMENT AND PLAN OF REORGANIZATION


          AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") entered into as of October 10, 1997, by and among SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Hurst, Texas ("Surety Bank"), TEXSTAR NATIONAL BANK, a national banking association located in Universal City, Texas ("TexStar"), SURETY CAPITAL CORPORATION, a Delaware corporation located in Hurst, Texas ("Surety"), and the shareholders of TexStar listed on SCHEDULE A attached hereto who are entering into this Agreement for certain limited purposes (individually a "Shareholder" and collectively, the "Shareholders").

                                  WITNESSETH:

          WHEREAS, Surety is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding shares of common stock of Surety Bank; and

          WHEREAS, the parties hereto desire to effect a reorganization whereby TexStar will merge with and into Surety Bank (the "Merger") pursuant to an agreement to merge (the "Merger Agreement") in substantially the form attached hereto as EXHIBIT A, which provides, among other things, for the conversion and exchange of the outstanding common stock, $5.00 par value, of TexStar (the "TexStar Common Stock") immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into the right to receive (1) cash and (2) certain performance payments, all as more fully set forth in the Merger Agreement.

          NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual warranties, representations, covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

          1. REPRESENTATIONS AND WARRANTIES OF TEXSTAR. TexStar represents and warrants to Surety Bank and Surety as follows:

              (a) ORGANIZATION. TexStar is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. TexStar (i) is duly authorized to conduct a general banking business, in accordance with its charter, subject to the supervision of the United States Office of the Comptroller of the Currency (the "Comptroller");
(ii) is an insured bank as defined in the Federal Deposit Insurance Act; and
(iii) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it.

              (b) CAPITAL STOCK. The authorized capital stock of TexStar consists of 575,000 shares of common stock, par value $5.00 per share, of which as of the close of business on August 31, 1997, 485,000 shares were outstanding and no shares were held in the treasury. All of the outstanding shares of TexStar Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued or disposed of in violation of the preemptive rights of any shareholder. Except as set forth in SCHEDULE 1(B), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating TexStar to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of TexStar Common Stock. Since August 31, 1997, no shares of TexStar Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by TexStar, except as set forth on SCHEDULE 1(B), and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of TexStar.

              (c) SUBSIDIARIES. TexStar has no subsidiaries and there is no association, corporation or other entity in which TexStar owns an equity or voting interest or with respect of which TexStar has an obligation to acquire an equity or voting interest.

              (d) COMMUNITY REINVESTMENT ACT. TexStar has not received any notice of non-compliance with the Community Reinvestment Act ("CRA") from any regulatory agency, and TexStar has supplied Surety Bank with copies of the CRA Statement for TexStar, all supporting papers relating thereto, all letters and comments received by TexStar pertaining thereto, and any responses by TexStar to such comments.

              (e) TEXSTAR FINANCIAL STATEMENTS. TexStar has furnished Surety Bank with the following financial statements (collectively, the "TexStar Financial Statements"): (i) the Reports of Income and Condition filed by TexStar with the Comptroller as of December 31, 1996, 1995 and 1994; and (ii) the unaudited balance sheet and income statement of TexStar as of June 30, 1997 and for the six (6) month period then ended. The TexStar Financial Statements fairly present the financial position, results of operations and changes in financial position of TexStar as of the dates and for the periods indicated in conformity with generally accepted accounting principles, consistently applied during such periods, except as otherwise stated in the TexStar Financial Statements and subject, in the case of the interim TexStar Financial Statements, to normal and recurring adjustments.

               (f) LIABILITIES AND OBLIGATIONS. At June 30, 1997 TexStar had no obligation or liability which was material or which, when combined with all similar obligations or liabilities, would have been material, except as disclosed in the TexStar Financial Statements or as set forth in any of the schedules referred to herein, and there does not exist a set of circumstances resulting from transactions effected or events occurring on or prior to June 30, 1997, or from any action omitted to be taken during such period, which could reasonably be expected to result in any such material obligation or liability, except as disclosed or provided for in the TexStar Financial Statements or except as disclosed in one or more of the schedules referred to herein. Since June 30, 1997 TexStar has not incurred or paid any obligation or liability, except for obligations incurred or paid by TexStar in the ordinary course of its banking business consistent with its past practice. Except for endorsements made in connection with the deposit of items for collection made by TexStar in the ordinary course of its banking business consistent with its past practice and except as set forth in the TexStar Financial Statements, in SCHEDULE 1(F) attached hereto, or in any of the schedules referred to herein, TexStar is not obligated (by discount, loan participation agreement, repurchase agreement or letter of credit) to provide funds in respect of or to guarantee or assume any debt or obligation which is either material or which, when combined with all similar debts or obligations, would be material.

              (g) REPORTS. Since December 31, 1992, TexStar has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation (the "FDIC"), (iii) the Comptroller and (iv) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "TexStar Reports." As of their respective dates, the TexStar Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve Board, the FDIC, the Comptroller and applicable state securities or banking authorities, as the case may be. Copies of all the TexStar Reports have been made available to Surety Bank by TexStar.

              (h) LOANS. All loans of TexStar reflected in the TexStar Financial Statements and all loans originated since June 30, 1997 were made in the ordinary course of business. A true, complete and accurate list of all (i) loans classified by examiners as "Other Loans Especially Mentioned,"

"Substandard," "Doubtful," or "Loss," (ii) past due loans, (iii) loans to the officers of TexStar and the Shareholders, or any of them, and (iv) loans to other parties which have been guaranteed by the officers of TexStar and the Shareholders, or any of them, or for which the officers of TexStar and the Shareholders, or any of them, are otherwise responsible at June 30, 1997 is attached hereto as SCHEDULE 1(H) and by reference made a part hereof.

              (i) RESERVE FOR POSSIBLE LOAN LOSSES. The reserve for possible loan losses as shown on the TexStar Financial Statements is adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged-off, on loans outstanding.

              (j) INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits, or except as set forth on SCHEDULE 1(J) attached hereto, none of the investments reflected in the TexStar Financial Statements as of June 30, 1997 under the heading "Investment Securities" and none of the investments made since said date by TexStar is subject to any "investment" or other restriction, whether contractual or statutory, which materially impairs the ability of the holder thereof freely to dispose of such investment at any time, to the extent permitted by applicable regulations, for a fair market price as determined at the time of such disposition.

              (k) EVIDENCES OF INDEBTEDNESS. Each evidence of indebtedness reflected as an asset in the TexStar Financial Statements as of June 30, 1997, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect). No evidence of indebtedness having an unpaid balance (principal and accrued interest) in excess of $25,000 is subject to any defense, offset or counterclaim.

              (l) PHYSICAL PROPERTIES. TexStar has furnished to Surety Bank a schedule, designated SCHEDULE 1(L), describing all physical properties, real and personal (showing the gross book values, accumulated depreciation and net book values), owned or leased by TexStar as of June 30, 1997, having an original cost in excess of $25,000 (exclusive of supplies consumable in the ordinary course of business, which need not be scheduled). TexStar has good and indefeasible fee simple title to all material real estate owned by it, has a valid leasehold interest in each of the leased properties and owns outright all other assets and properties, whether real, personal or mixed, tangible or intangible, described in SCHEDULE 1(L) or reflected in the TexStar Financial Statements as of June 30, 1997, or acquired after said date (other than properties sold, and supplies consumed, by TexStar in the ordinary course of its banking business consistent with its past practice), free and clear of all liens, pledges, mortgages, security interests, charges, burdens, encumbrances, options and adverse claims ("Burdens"), except in each case as set forth in SCHEDULE 1(L) and except for liens for current taxes not yet due and payable and such imperfections of title, covenants and easements as do not materially detract from or interfere with the present use of the asset or property subject thereto or affected thereby. Since June 30, 1997 TexStar has not satisfied or discharged, or become obligated to satisfy or discharge, any Burden affecting TexStar or any asset of TexStar, except in the ordinary course of TexStar's banking business consistent with its past practice. The operation of the properties of TexStar and the business of TexStar in the manner in which they are now operated does not violate any zoning ordinances or municipal reg ulations in such a way as could, if such ordinances or regulations were enforced, result in any material impairment of the uses of the respective properties for the purposes for which they are now operated, and no covenants, easements, rights-of-way or regulations of record materially impair such uses.

              (m) COMPLIANCE WITH ENVIRONMENTAL LAWS.  Except as set forth on
SCHEDULE 1(M) or described in the environmental assessments prepared pursuant to
SECTION 3(Q) hereof, there is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose on TexStar, or that could result in the imposition on TexStar of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against TexStar the result of which has had or could reasonably be expected to have a material adverse effect upon the financial condition of TexStar; there is no reasonable basis for any such proceeding, claim or action; and TexStar is not subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. TexStar has provided Surety Bank with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each bank facility and each non-residential OREO property.

              (n) CONDITION OF PERSONAL PROPERTIES. All personal properties owned or leased by TexStar are used by TexStar in the ordinary course of its business and are in good condition and repair, normal wear and tear excepted.

              (o) PATENTS, TRADEMARKS, ETC. Except as set forth on SCHEDULE 1(O), there are no

                   (i) patents, trademarks, trade names or copyrights or applications therefor owned by or registered in the name of TexStar or in which TexStar has rights,

                   (ii) license agreements to which TexStar is a party, either as licensor or licensee, with respect to any patents, trademarks, trade names or copyrights, or

                   (iii) claims, to the knowledge of TexStar or the Shareholders, that in the conduct of TexStar's business as now conducted TexStar is infringing any patents, trademarks, trade names or copyrights of others.

              (p) COMPLIANCE WITH LAWS. Except as would not have a material adverse effect on the financial condition of TexStar, TexStar

                   (i) has complied with all laws and governmental regulations pertaining to consumer credit in all material respects,

                   (ii) has complied with all other laws, regulations, licensing requirements and orders applicable to its business, the breach or violation of which could have a material adverse effect on said business (including without limitation licensing requirements with respect to personnel),

                   (iii) has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of his activities on behalf of his employer) are subject, and

                   (iv) possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business in all material respects in the manner in which and in the jurisdictions and places where such business is now conducted.

              (q) INSURANCE. TexStar has furnished to Surety Bank a schedule, designated SCHEDULE 1(q), containing a brief description of all policies of fire, liability and other forms of insurance and all fidelity bonds held by TexStar.

              (r) MATERIAL CONTRACTS. Except as set forth in SCHEDULE 1(R), neither TexStar nor its assets, business or operations are a party to or are bound or affected by or receive benefits under any written or oral agreement, arrangement or commitment relating to

                   (i) the employment of any person other than personnel employed at the pleasure of TexStar in the ordinary course of its business at rates of compensation and on terms consistent with its past practice,

                   (ii) the election or retention in office of any director or officer,

                   (iii) collective bargaining with, or any representation of any employees by, any labor union or association,

                   (iv) the acquisition of services, supplies, equipment or other personal property involving, in any particular case, more than $25,000 or for a quantity in excess of its requirements for normal operating purposes,

                   (v)    the purchase or sale of real property,

                   (vi) distribution, agency, public relations, advertising, printing, construction, accounting or legal services, except for agreements, arrangements and commitments subject to cancellation without liability on notice of thirty (30) days or less and involving a liability for each such agreement, arrangement or commitment of less than $25,000,

                   (vii) lease of real or personal property as lessor or lessee, or sublessor or sublessee, providing for annual payments in the aggregate in excess of $2,500,

                   (viii) bonuses, pensions, profit-sharing, retirement, stock options, stock purchases, employee discounts or other employee benefits,

                   (ix) lending or advancing of funds, other than in the ordinary course of TexStar's banking business consistent with its past practice,

                   (x) borrowing of funds or receipt of credit other than in the ordinary course of TexStar's banking business consistent with its past practice,

                   (xi) incurring of any material obligation or liability except for transactions engaged in by TexStar in the ordinary course of its banking business consistent with its past practice,

                   (xii) the sale of personal property or services under which payments due after the date of this Agreement exceed $25,000,

                   (xiii) any transaction or series of transactions, including loans, in which any "affiliate" of TexStar, as that term is used in the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act"), any officer or director of TexStar, any officer or director of any "affiliate" of TexStar, or any "associate" of any such officer or director, as that term is defined in Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934

          (the "1934 Act"), has an interest if such transaction or series of transactions would be required to be disclosed in a proxy statement filed by a non-banking corporation under the 1934 Act, or

                   (xiv) any material transaction not in the ordinary course of TexStar's banking business consistent with its past practice.

Except as set forth in SCHEDULE 1(r), since June 30, 1997 TexStar has not made or permitted, or agreed to make or permit, any material modification or termination of any material agreement, commitment or arrangement, except in the ordinary course of its banking business consistent with its past practice.

              (s) ABSENCE OF ADVERSE AGREEMENTS. TexStar is not a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmen tal agency or authority which materially and adversely affects or in the future may materially and adversely affect the assets, properties, business, financial condition, operations or prospects of TexStar.

              (t)  EMPLOYEE BENEFITS.

                   (i) SCHEDULE 1(t) lists each Employee Benefit Plan that TexStar maintains or to which it contributes. For these purposes, "Employee Benefit Plan" means any (i) nonqualified deferred compensation or retirement plan or arrangement which is an employee pension benefit plan (as defined in (S)3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) qualified defined contribution retirement plan or arrangement which is an employee pension benefit plan, (iii) qualified defined benefit retirement plan or arrangement which is an employee pension benefit plan (including any multiemployer plan), or (iv) employee welfare benefit plan (as defined in ERISA (S)3(1)) or material fringe benefit plan or program. With regard to each such plan:

                          (1) the plan (and each related trust, insurance
               contract, or fund) complies in form and in operation in all respects with the applicable require ments of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws;

                          (2) all required reports and descriptions have been
               filed or distribut ed appropriately, and the requirements of Part 6 of Subtitle B of Title I of ERISA and of Code (S)4980B have been met;

                          (3) all contributions (including all employer
               contributions and employee salary reduction contributions) which are due have been paid and all contributions for any period which are not yet due have been accrued on the TexStar Financial Statements in accordance with the past custom and practice of TexStar; and

                          (4) TexStar is currently complying, and has in the
               past complied, with all requirements related to the formation and operation of the Employee Benefit Plan, and the TexStar Financial Statements properly reflect all unpaid expenses and obligations in any way related to the Employee Benefit Plan.

                   (ii) TexStar has delivered or made available to Surety Bank correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                   (iii) TexStar does not maintain or contribute to, and has not in the past maintained or contributed to, any Employee Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code
          (S)4980B).

              (u) MATERIAL CONTRACT DEFAULTS. Except as set forth in SCHEDULE 1(U), TexStar is not in default in any material respect under any of the agreements, commitments, arrangements, leases, insurance policies or other instruments set forth or described herein or in the schedules referred to herein or otherwise disclosed in writing to Surety Bank by TexStar; such agreements, commitments, arrangements, leases, insurance policies and other instruments are legal, valid and binding obligations of the respective parties thereto in accordance with their terms; and there are no defenses, offsets or counterclaims thereto which may be made by any party thereto other than TexStar, nor has TexStar waived any substantial rights thereunder, except as set forth in the schedules referred to herein or otherwise disclosed in writing to Surety Bank by TexStar on or before the date of this Agreement.

              (v) LITIGATION AND OTHER PROCEEDINGS. Except to the extent indicated in SCHEDULE 1(v), there is not pending or threatened against TexStar, or affecting or which would affect the assets of TexStar, any action, suit, proceeding or investigation which

                   (i) involves a claim for an amount exceeding the amount recoverable by TexStar from insurance companies under policies described in SCHEDULE 1(q), subject to the deductible amounts under said policies as set forth in said schedule,

                   (ii) has resulted or might result in any adverse change in the business, operations or assets or the condition, financial or otherwise (including without limitation changes in the value of investments), or results of operations of TexStar,

                   (iii) has affected or might affect the right or ability of TexStar to carry on its business as now conducted, or

                   (iv) has affected or might affect the consummation of the transactions contemplated by this Agreement or the Merger Agreement,

or any circumstances which would give rise to any such action, suit, proceeding or investigation. The materiality threshold under SECTION 16 does not apply for purposes of the foregoing. Except as set forth in SCHEDULE 1(v), TexStar is not
(x) subject to any continuing court or other order, writ, injunction or decree applicable specifically to it or to its business, property or employees, or (y) in default with respect to any order, writ, injunction or decree of any nature.

              (w) TAXES. TexStar has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and has paid all taxes shown thereon to be due and payable. There are no unpaid taxes of TexStar which are or may become a lien on the properties or assets of TexStar, except liens for taxes not yet due and payable. The reserves and liabilities for taxes reflected in the TexStar Financial Statements have been accrued in accordance with generally accepted accounting principles consistent with the past practice of TexStar and are sufficient for the payment of all interest, taxes, and penalties relating to periods ending with or prior to the Closing. There is no pending or proposed assessment by any taxing authority against TexStar for additional taxes for which TexStar does not have adequate reserves and which is not reflected on the TexStar Financial Statements. No income tax liability of TexStar has been asserted by the Internal Revenue Service for taxes in excess of those already paid. TexStar is not a party to any agreement currently in effect which extends the period for assessment and collection of any tax, nor is TexStar a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against TexStar. The materiality threshold under SECTION 16 does not apply for purposes of the foregoing.

         (x) ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
SCHEDULE 1(x), since June 30, 1997 TexStar has not:

                   (i) issued or sold any of its capital stock or any corporate debt obligations (except certificates of deposit, letters of credit, cashier's checks and other documents and instruments issued in the ordinary course of the banking business of TexStar);

                   (ii) granted any option for the purchase of any shares of its capital stock;

                   (iii) declared or set aside any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any such capital stock;

                   (iv) made or authorized any change in its outstanding capital stock or in its Articles of Association or bylaws;

                   (v) made any material change in its mode of management or operation or method of accounting;

                   (vi) incurred any obligations or liabilities (absolute or contingent) (other than any obligations or liabilities incurred in the ordinary course of business and any obligations or liabilities less than $2,500 but not exceeding $10,000 in the aggregate) or mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens not yet delinquent) any of its assets or properties;

                   (vii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the TexStar Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business;

                   (viii) sold, exchanged or otherwise disposed of any of its assets other than in the ordinary course of business;

                   (ix) made or become obligated to make any capital expenditures other than such expenditures or commitments which do not aggregate more than $10,000;

              (x) engaged in any transaction affecting its business or properties not in the ordinary course of business or suffered any extraordinary loss;

              (xi) paid or become obligated to pay any general wage or salary increase, bonus, severance or termination pay to any officer or employee, entered into any employment contract with any officer or employee, instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement, or granted or agreed to grant any increase in compensation to any director;

              (xii) made any investment except investments in the ordinary course of business, in accordance with past practice;

              (xiii) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its properties;

              (xiv) waived any rights of value which in the aggregate are material;

              (xv) experienced any material adverse change in its assets, properties, business, financial condition, operations, or prospects;

              (xvi) suffered the occurrence of any event or condition of any character which may materially and adversely affect its assets, properties, business, financial condition, operations, or prospects; or

              (xvii) entered into any material transactions outside the ordinary course of business except as expressly contemplated by this Agreement.

          (y) CORPORATE POWER AND AUTHORITY. The Board of Directors of TexStar has duly approved this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and has authorized the execution and delivery of this Agreement and, subject to the approval of the shareholders of TexStar, the Merger Agreement by TexStar. TexStar has full power, authority and legal right to enter into such agreements and, upon approval of such agreements by regulatory authorities having jurisdiction in the premises and by the TexStar shareholders, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with said agreements will not:

              (i) conflict with the Articles of Association or the bylaws of TexStar,

              (ii) result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default, or result in the creation of any Burden upon any asset of TexStar, under any agreement, arrangement or commitment, or violate any order, writ, injunction or decree to which TexStar is a party or by or under which TexStar or its assets, business or operations may be bound or affected or receive benefits, or

              (iii) result in the loss or adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by TexStar.

          (z) COMPENSATION. TexStar has furnished to Surety Bank a schedule, designated SCHEDULE 1(z), containing the name and position of each person employed by TexStar whose aggregate annual compensation from TexStar (including bonuses and similar remuneration) exceeds $25,000 and setting forth his total annual compensation. Except as designated on SCHEDULE 1(z), TexStar has no knowledge of any facts which would indicate that employees of TexStar will not continue in TexStar's employment on an acceptable basis, subject to normal turnover. Since June 30, 1997, except as set forth in SCHEDULE 1(z), TexStar has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to, any officer or employee (including, without limitation, any increase in the rate of compensation payable to any of the personnel listed in SCHEDULE 1(z) over the rate shown in SCHEDULE 1(z)) in an aggregate amount that, computed on an annual basis, would exceed ten percent (10%) of such officer's or employee's annual rate of compensation prior to all such increases, bonuses or similar payments. In addition, since June 30, 1997, except as set forth in SCHEDULE 1(z), TexStar has not, directly or indirectly, paid or become obligated to pay any severance or termination pay to any officer or employee.

          (aa) AVAILABILITY OF DOCUMENTS. TexStar has heretofore made available for inspection by Surety Bank at the offices of TexStar true, correct and complete copies of its Articles of Association and bylaws and all agreements, arrangements, commitments and documents referred to herein or in the schedules referred to herein, in each case together with all amendments and supplements thereto.

          (ab) CLAIMS AND DEPOSITS. Neither TexStar nor any of the Shareholders have any claims against TexStar except as otherwise disclosed in SCHEDULE 1(AB). All sums on deposit with TexStar by the Shareholders and the officers of TexStar in excess of $100,000 are disclosed on SCHEDULE 1(AB).

          (ac) SCHEDULES. All schedules referred to herein furnished or to be furnished by TexStar to Surety Bank are (or will be when furnished) true, correct and complete in all material respects, as supplemented on the Closing Date.

          (ad) STOCK OWNERSHIP. The Shareholders are as of the date of this Agreement the record owners, and on the Closing Date will be the beneficial and record owners, of over seventy-four percent (74%) of the issued and outstanding shares of TexStar Common Stock.

     2. REPRESENTATIONS AND WARRANTIES OF SURETY BANK. Surety Bank hereby represents and warrants to TexStar and the Shareholders as follows:

          (a) ORGANIZATION. Surety Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has all requisite corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are owned or leased and such business is conducted.

          (b) CORPORATE POWER AND AUTHORITY. The Board of Directors of Surety Bank has duly approved this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby and has authorized the execution and delivery of this Agreement and the Merger Agreement by Surety Bank. Surety Bank has full power, authority and legal right to enter into such agreements and, upon approval of such agreements by regulatory authorities having jurisdiction in the premises, to consummate the transactions contemplated hereby and thereby. The making and performance of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with such agreements will not conflict with the Articles of Association or bylaws of Surety Bank.

     3. COVENANTS OF TEXSTAR AND THE SHAREHOLDERS. TexStar and the Shareholders each hereby covenant and agree with Surety Bank that, unless the prior written consent of Surety Bank is obtained:

          (a) CONDUCT OF BUSINESS. Prior to the Effective Time, TexStar will operate its business only in the usual, regular and ordinary course, and TexStar will use its best efforts to

               (i)    maintain its corporate existence in good standing,

               (ii) maintain the general character of its business and conduct its business in its ordinary and usual manner,

               (iii)  preserve intact its business organization and assets,

               (iv) except as provided in SCHEDULE 1(Z), keep available the services of its present officers and employees,

               (v) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty,

               (vi) maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it,

               (vii) preserve its goodwill and the goodwill of its suppliers, depositors, customers and others having business dealings with it,

               (viii) extend credit in accordance with its existing lending policies,

               (ix) maintain proper business and accounting records in accordance with generally accepted principles,

               (x) comply in all material respects with and perform all duties imposed on it by all federal and other applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits imposed by federal and other governmental authorities or otherwise applicable to TexStar's properties and business operations,

               (xi) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business and use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger,

               (xii) cause TexStar not to take any action described in SECTION 1(X), other than the payment of a bonus to Byron K. Bexley ("Bexley") in the amount of the Net Earnings of TexStar (as defined in Section 5(b) of the Merger Agreement), subject to a maximum of $100,000, payable by TexStar to Bexley on the Closing Date, if, and only if, the transactions contemplated by this Agreement are consummated, and

               (xiii) prevent the occurrence of any change or event which would render any of the representations and warranties of TexStar contained herein and in the Merger Agreement untrue in any material respect at and as of the Effective Time with the same effect as though such representations and warranties (in the exact language contained in this Agreement or in the Merger Agreement with appropriate modifications of tense in the case of representations and warranties relating to statements of fact as of specific dates) had been made at and as of the Effective Time, except as otherwise contemplated by this Agreement.

          (b) ACCESS TO PROPERTIES AND RECORDS. TexStar will keep Surety Bank closely advised of all material developments relevant to the operations of TexStar and the consummation of the Merger and will cooperate fully in permitting Surety Bank to make a full investigation of the business, properties, financial condition and investments of TexStar and in bringing about the consummation of the Merger. Prior to the Closing Date, TexStar will update by amendment or supplement any of the schedules referred to herein and any other disclosure in writing from TexStar to Surety Bank, including, but not limited to, the disclosures of TexStar pursuant to SECTION 1(H). In addition, TexStar hereby represents and warrants that such schedules and such written disclosures, as so amended or supplement ed, shall be true, correct and complete in all material respects as of the Closing Date; PROVIDED, HOWEVER, that the inclusion of any information in any such amendment or supplement, not included in the original schedule or written disclosure at or prior to the date of this Agreement, will not (except to the extent such information was not required to be included in the original schedule or written disclosure) limit or impair any right which Surety Bank might otherwise have respecting the representations or warranties of TexStar contained in this Agreement.

          (c) FURTHER ASSURANCES. Upon request of Surety Bank, TexStar, subject to approval by TexStar's counsel, and the Shareholders, and each of them, will at any time, whether before or after the Closing Date, and from time to time, duly execute and deliver to Surety Bank all such further instruments and documents as may be necessary or advisable, in the opinion of Surety Bank's counsel, to obtain the full benefit of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

          (d) CHANGED CIRCUMSTANCES. TexStar shall promptly notify Surety Bank if TexStar discovers that any of the representations or warranties contained in this Agreement or the Merger Agreement were not true and correct as of the date hereof, or by reason of changed circumstances, or otherwise, are no longer true and correct.

          (e) REPORTS. From the date hereof to the Closing Date, TexStar and the Sharehold ers, and each of them, will deliver to Surety Bank promptly after they become available, all TexStar Reports filed by TexStar with any regulatory body or authority, any report of TexStar to its sharehold ers, all proxy statements and other written materials furnished to the shareholders of TexStar, and all press releases issued by TexStar.

          (f) RESTATEMENT OF TEXSTAR FINANCIAL STATEMENTS. On or before the Closing Date, TexStar will cause the following TexStar Financial Statements to be restated in accordance with Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") and will cause same, together with any and all consents from its independent accountants to the inclusion of such TexStar financial statements in all necessary registration statements and reports to be filed by Surety in connection with the consummation of the transactions contemplated by this Agreement, to be delivered to Surety Bank: statements of condition at December 31, 1997, 1996 and 1995, and statements of income, statements of cash flows and of shareholders' equity for the three (3) years ended as of

December 31, 1997, 1996 and 1995, together with the notes thereto, as certified by the independent accountants of TexStar.

          (g) PERSONNEL CHANGES. From the date of this Agreement and until the Closing, TexStar shall not cause any changes to be made in the officers or directors of TexStar, except with the prior written approval of Surety Bank, which approval shall not be unreasonably withheld.

          (h) OFFICERS' CERTIFICATE. At the Closing Date, TexStar will furnish to Surety Bank a certificate executed in its corporate name by the chief executive officer of TexStar dated the Closing Date, which shall state whether
(i) TexStar has complied in all material respects with its agreements contained herein and in the Merger Agreement to be performed at or prior to the Closing Date, and (ii) the representations and warranties of TexStar contained herein and in the Merger Agreement are true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained in this Agreement or in the Merger Agreement with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made at and as of the Closing Date.

          (i) ESCROW AGREEMENT. At the Closing Date, the Shareholders shall each execute and deliver the escrow agreement (the "Escrow Agreement") in the form attached hereto as EXHIBIT B.

          (j) APPROVALS OF THIRD PARTIES. As soon as practicable after the date of this Agreement, TexStar will use its best efforts to provide Surety Bank with such information concerning TexStar as Surety Bank may request in order to secure the approval of the Merger by regulatory authorities having jurisdiction over banks and bank holding companies, and will otherwise use its best efforts to cause the consummation of the Merger in accordance with the terms and conditions of this Agreement and the Merger Agreement.

          (k) FINANCIAL INFORMATION. TexStar will deliver, or will cause to be delivered, to Surety Bank, as soon as available, but in any event within thirty
(30) days after the end of each month commencing with the month of August 1997, the monthly information furnished to the Board of Directors of TexStar, including, but not limited to, the following financial statements of TexStar:
(i) a statement of condition of TexStar as of the end of such month and the related statement of income for such month and for the portion of the fiscal year of TexStar ended at the end of such month, and (ii) such additional information regarding the financial position, business or prospects of TexStar as Surety Bank may reasonably require in connection with any filings by Surety Bank or Surety with the SEC and the Comptroller. Such additional financial statements will also be included in the term "TexStar Financial Statements" for purposes of this Agreement. Additionally, TexStar will deliver, or will cause to be delivered, at its expense, to Surety Bank, as soon as available, but in any event by January 31, 1998, a statement of condition of TexStar as of the end of such fiscal year and the related statement of income and statements of cash flow and changes in stockholders equity of TexStar for such fiscal year, all in reasonable detail, in compliance with Regulation S-X promulgated by the SEC, stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and prepared in accordance with generally accepted accounting principles and accompanied by an opinion thereon by TexStar's independent accountants.

          (l) PROXY MATERIAL AND MEETING OF SHAREHOLDERS. As soon as practicable after the receipt of regulatory approval of the transactions contemplated hereby, TexStar will: (i) prepare a proxy statement, notice of meeting and form of proxy to be used in connection with a meeting of its shareholders to consider and vote upon the transactions contemplated in this Agreement and the Merger Agreement, and (ii) furnish proxy materials to its shareholders, and duly call and hold a meeting of its shareholders to submit and recommend to its shareholders the approval of the transactions contemplated in this Agreement and the Merger Agreement, including the appointment of W. Marvin Rush or another shareholder of TexStar as the attorney-in-fact of the shareholders of TexStar who will act on behalf of such shareholders as the "Representative" pursuant to the Escrow Agreement, and cause to be furnished to each such shareholder a copy of such proxy material.

          (m) VOTING. The Shareholders agree to vote all of their shares of TexStar Common Stock in favor of the Merger at the meeting of the shareholders of TexStar called to consider and vote upon the transactions contemplated by this Agreement and the Merger Agreement.

          (n) MATERIAL CONTRACTS. From the date of this Agreement until the Closing the Shareholders shall not, without prior consultation with Surety, permit TexStar to enter into any agreement, contract or commitment to sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property to, make any investment in, or loan or otherwise extend credit to a third party other than in the ordinary course of TexStar's business.

          (o) ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS. From the date of this Agreement until the Closing, TexStar shall give Surety and Surety Bank at least three (3) days' prior written notice of any regular or special meeting of the Board of Directors of TexStar (or of any committee thereof) and permit a representative of Surety and Surety Bank to attend each of such meetings.

          (p) ADDITIONAL ACCRUALS AND RESERVES. Immediately prior to the Closing, TexStar shall establish such additional accruals and reserves as may be necessary: (i) to conform TexStar's accounting and credit loss reserve practices and methods to those of Surety Bank and Surety Bank's plans with respect to the conduct of TexStar's business following the Merger and, (ii) to the extent permitted by generally accepted accounting principles, to provide for the costs and expenses relating to the consummation by TexStar of the Merger and the other transactions contemplated by this Agreement.

          (q) ENVIRONMENTAL REPORTS. TexStar shall obtain, at its sole expense, Phase I environmental assessments, or updates to those previously obtained, for each bank facility and each non-residential OREO property. Oral reports of such environmental assessments shall be delivered to Surety Bank no later than four
(4) weeks, and written reports shall be delivered to Surety Bank no later than eight (8) weeks, from the date of this Agreement. TexStar shall obtain a survey and assessment of all potential asbestos containing material in owned or leased properties (other than OREO property) and a written report of the results shall be delivered to Surety Bank within four (4) weeks from the date of this Agreement.

          (r) TITLE INSURANCE AND SURVEYS. TexStar shall provide copies of all existing policies of title insurance and boundary surveys for each bank facility, which shall be delivered to Surety Bank no later than four (4) weeks from the date of this Agreement.

          (s) PRESS RELEASES. TexStar shall consult with Surety Bank as to the form and substance of any proposed press releases or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated thereby.

          (t) FINAL TAX RETURNS. The Shareholders agree to cause to be prepared, signed and filed with the Internal Revenue Service and with any other appropriate taxing authorities all tax returns for TexStar for all periods ending prior to or with the Effective Date. This covenant shall survive the consummation of the transactions contemplated in this Agreement.

          (u) TexStar shall have terminated its discretionary incentive compensation program for its employees (more fully described on SCHEDULE 1(R), ITEM (VIII)), effective as of the commence ment of business January 1, 1998.

     4. COVENANTS OF SURETY BANK. Surety Bank hereby covenants and agrees with TexStar and the Shareholders as follows:

          (a) APPROVALS OF THIRD PARTIES. As soon as practicable after the date of this Agreement, Surety Bank will use its best efforts to secure all necessary approvals of third parties, including without limitation regulatory authorities, having jurisdiction over banks and bank holding companies that are required in order to effect the Merger and will otherwise use its reasonable efforts to cause the consummation of the Merger in accordance with the terms and conditions of this Agreement and the Merger Agreement.

          (b) PAYMENT. As and when required by the provisions of the Merger Agreement, Surety Bank shall pay to the shareholders of TexStar such sums to which such shareholders are entitled under Section 5(a) of the Merger Agreement.

     5. MUTUAL REPRESENTATIONS AND COVENANTS. Surety Bank and TexStar mutually represent and covenant as follows:

          (a) FURNISHING INFORMATION AND INDEMNIFICATION. Surety Bank and TexStar have furnished, or will furnish as soon as practicable after the date of this Agreement, to each other such information as the other has requested or may request concerning itself required for inclusion in

               (i) applications to be filed on behalf of TexStar and Surety Bank with the Comptroller for authority to consummate the Merger, and

               (ii) any other request, application, statement, report or material to be made or filed by Surety Bank or TexStar to or with any governmental agency, department or instrumentality in connection with the transactions contemplated in this Agreement, in the Merger Agreement or otherwise.

          (b) NO AGENT'S FEE. Surety Bank and Surety, on the one hand, and TexStar, on the other hand, represent to and covenant with each other that there is no agent's, broker's or finder's fee or commission payable or that will be payable in connection with the transactions contemplated in this Agreement or the Merger Agreement by virtue of or resulting from any action or agreement on the part of such indemnifying party other than a fee payable to Charles T. Meeks of Austin, Texas ("Agent") upon the consummation of the Merger, pursuant to a letter agreement dated August 26, 1997 by and between TexStar and Agent. If, but only if, the Merger is consummated pursuant to this Agreement and the Merger Agreement, Surety Bank shall pay Agent such fee and such payment shall reduce the amount payable by Surety Bank pursuant to Section 5(a) of the Merger Agreement. Except as provided in the foregoing, Surety Bank and Surety, on the one hand, and TexStar, on the other hand, hereby agree to indemnify and hold harmless each other from and against any claim, demand, liability, loss, cost or expense (including court costs and attorneys' fees) on account of or in connection with any agent's, broker's or finder's fees or commissions payable or alleged to be payable in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby by virtue of or resulting from any action or agreement on the part of such indemnifying party. This indemnifica tion provision shall survive the Closing of the transactions contemplated by this Agreement.

     6. CONDITIONS TO OBLIGATIONS OF PARTIES. The obligations of Surety Bank and TexStar to cause the Merger to be consummated are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless such condition shall, on or prior to the Closing Date, have been waived in writing by TexStar and Surety Bank:

          (a) APPROVALS OF THIRD PARTIES. All orders, consents and approvals necessary in order for the transactions contemplated hereby to be lawfully accomplished shall have been entered by each regulatory authority having jurisdiction in the premises, including the Comptroller, upon terms and conditions satisfactory to TexStar and Surety Bank; all applicable statutory waiting periods shall have expired; and all necessary orders, consents and approvals referred to in SECTION 3(J) and SECTION 4(A) hereof shall have been given by third parties, upon terms and conditions satisfactory to TexStar and Surety Bank.

          (b) LITIGATION. At the Closing Date, there shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality,

               (i) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the Merger, or

               (ii) as a result of which, in the reasonable judgment of Surety Bank or TexStar, either Surety Bank or TexStar or their respective shareholders could be deprived of any of the material benefits of the Merger.

     7. CONDITIONS TO SURETY BANK'S OBLIGATIONS. The obligations of Surety Bank to cause the Merger to be consummated are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless Surety Bank shall have waived such condition in writing:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF TEXSTAR AND THE SHAREHOLD ERS. TexStar and the Shareholders shall have complied in all material respects with each agreement or covenant made by it or them in this Agreement or in the Merger Agreement and to be performed by it or them at or prior to the Closing Date, and each representation or warranty of TexStar contained in this Agreement or the Merger Agreement shall be accurate in all material respects at and as of the Closing Date with the same effect as though such representation or warranty (in the exact language contained in this Agreement or in the Merger Agreement with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made at and as of the Closing Date.

          (b) FURTHER ACTION. Each and every action required of TexStar and the Sharehold ers by this Agreement to effect the Merger will have been taken, including the execution and delivery by TexStar and the attorney-in-fact of the shareholders of TexStar (appointed at the meeting of the shareholders of TexStar pursuant to SECTION 3(L) hereof) of the Escrow Agreement.

          (c) OTHER CERTIFICATES.  TexStar shall have furnished to Surety Bank

               (i) a certificate from the Comptroller dated not more than thirty (30) days prior to the Closing Date attesting to TexStar's existence as a national banking association and certifying as to all charter documents on file with respect to TexStar,

               (ii) a certificate from the Comptroller dated not more than thirty (30) days prior to the Closing Date attesting to TexStar's good standing as a national banking association,

               (iii) copies, certified by the Comptroller as of a date not more than thirty (30) days prior to the Closing Date, of the Articles of Association and all amendments thereto of TexStar,

               (iv) copies, certified by the Cashier of TexStar as of the Closing Date, of the bylaws of TexStar as amended at the Closing Date, and

               (v) a certificate of the Cashier of TexStar dated as of the Closing Date attesting to the adoption of all resolutions by its directors and shareholders and the taking of all such other corporate action by TexStar as required for consummation of the Merger.

          (d) SHAREHOLDER APPROVAL. At a meeting of the shareholders of TexStar duly called and held for such purpose, the transactions contemplated in this Agreement and the Merger Agreement shall have been duly approved by the requisite vote of such shareholders.

          (e) FINANCIAL RESOURCES. Surety Bank will have sufficient financial resources available, in the sole opinion of Surety Bank, to consummate the transactions contemplated by this Agreement and the Merger Agreement.

          (f) MATERIAL ADVERSE CHANGE. TexStar will not, in the reasonable opinion of Surety and Surety Bank, have suffered any material adverse change in its financial condition, business, operations, prospects, properties or assets.

          (g) DUE DILIGENCE. Surety and Surety Bank shall, in the sole opinion of Surety and Surety Bank, be completely satisfied with the results of the due diligence review of TexStar conducted by Surety and Surety Bank.

          (h) EXERCISE OF DISSENTERS' RIGHTS. At the Closing Date, there shall not exist any reason for Surety Bank to believe that statutory rights, if any, of appraisal and payment for stock will be exercised upon consummation of the Merger by holders of more than twelve percent (12%) of the outstanding shares of TexStar Common Stock pursuant to 12 U.S.C. 215(a).

          (i) EMPLOYEE BENEFIT PLANS. Immediately prior to the Closing, TexStar shall have terminated the Employee Benefit Plans in compliance with all applicable statutes, rules, and regulations.

          (j) LOAN LOSS RESERVE. TexStar shall have maintained and the TexStar Financial Statements shall reflect as of the Closing Date a reserve for loan losses, excluding cash-secured and the guaranteed portion of SBA loans, at least equal to the greater of: (i) $463,000, as reflected in the TexStar Financial Statements at June 30, 1997, or (ii) an amount equal to 1.5% of TexStar's total outstanding loans as of the Closing Date.

          (k) CONDITIONS TO TEXSTAR'S OBLIGATIONS. The obligations of TexStar to cause the Merger to be consummated are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless TexStar shall have waived such condition in writing:

          (l) REPRESENTATIONS, WARRANTIES AND COVENANTS OF SURETY BANK. Surety Bank shall have complied in all material respects with each agreement or covenant made by it in this Agreement or in the Merger Agreement and to be performed by it at or prior to the Closing Date, and each representation or warranty of Surety Bank contained in this Agreement or the Merger Agreement shall be accurate in all material respects at and as of the Closing Date with the same effect as though such representation or warranty (in the exact language contained in this Agreement or in the Merger Agreement with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made at and as of the Closing Date.

          (m) FURTHER ACTION. Each and every action required of Surety Bank to effect the Merger will have been taken.

          (n) OTHER CERTIFICATES. Surety Bank shall have furnished to TexStar a certificate of the Cashier of Surety Bank, dated as of the Closing Date, attesting to the adoption of all resolutions by the directors and sole shareholder and the taking of all other corporate action by Surety Bank as required for consummation of the Merger.

     8. EXPENSES. TexStar, the Shareholders, Surety Bank and Surety shall each bear and pay all costs and expenses incurred by it or on its behalf in connection with the proceedings relating to this Agreement and the Merger, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel. Surety Bank shall pay all reasonable expenses and costs incurred by Surety Bank in connection with its efforts to obtain any necessary approvals of any governmental regulatory authority having control or jurisdiction over any transactions contemplated by this Agreement. TexStar shall pay all expenses and costs related to the restatement of the TexStar Financial Statements provided for in SECTION 3(F) hereof. The Agent's fee provided for in SECTION 5(B) hereof shall be paid on a pro rata basis by all of the shareholders of TexStar who do not exercise their dissenters' rights (collectively, the "Non-Dissenting Shareholders"). Each Non-Dissenting Shareholder shall bear that portion of the Agent's fee that such Non-Dissenting Shareholder's number of shares of TexStar Common Stock bears to the total number of shares of TexStar Common Stock held by the Non-Dissenting Shareholders.

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the warranties, representations, covenants and agreements made by TexStar in this Agreement or in any schedule, exhibit, list or other instrument delivered pursuant to or in connection with this Agreement shall survive the Closing hereof, except for the representations of TexStar contained in SECTION 1(V) AND (W) and SECTION 5(B) hereof, which shall survive for two (2) years following the Closing and remain operative and in full force and effect during such period of time regardless of any investigation at any time made by or on behalf of the party to whom or with whom the warranty, representation, covenant or agreement is made and shall not be deemed merged into any document or instrument executed or delivered at Closing.

     10.  INDEMNIFICATION.

          (a) ESCROW AGREEMENT. TexStar and the Shareholders hereby agree, and by the approval of this Agreement and the Merger Agreement by the shareholders of TexStar, the shareholders of TexStar hereby agree, that Surety and Surety Bank, and their respective officers, directors, employees, agents, successors and assigns, shall be indemnified and held harmless from any and all

Claims (as defined in the Escrow Agreement); provided, however, that Surety and Surety Bank agree that the escrow established pursuant to the Escrow Agreement shall be the exclusive source of funds from which they are entitled to be paid for a Claim.

          (b) OTHER INDEMNIFICATION PROVISIONS. Each of the Shareholders hereby agrees that he or it will not make any claim for indemnification against TexStar (or any successor) by reason of the fact that he or it was a director, officer, employee, or agent of such entity or was serving at the request of such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand against such Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise). Notwithstanding anything herein to the contrary, this Agreement shall not limit, restrict, bar or void any claim, benefit, coverage or other right the Shareholders may have under any liability policy of insurance which currently exists or will be obtained for the benefit of TexStar or its officers, directors, employees or agents.

     11. NOTICES. Any notice, request, instruction or other document to be given hereunder or under the Merger Agreement by or to any party hereto shall be in writing and delivered personally or sent by certified mail, postage prepaid, if to Surety Bank or Surety to:

          1845 Precinct Line Road
          Suite 100
          Hurst, Texas  76054
          Attention:  Mr. C. Jack Bean

with a copy to:

          Ms. Margaret E. Holland
          Tracy & Holland, L.L.P.
          306 W. 7th Street, Suite 500
          Fort Worth, Texas  76102-4982

and if to TexStar:

          600 Pat Booker Road
          Universal City, Texas  78148
          Attention:  Mr. Byron K. Bexley

with a copy to:

          Mr. Patrick B. Tobin
          Jackson Walker, L.L.P.
          112 East Pecan Street, Suite 2100
          San Antonio, Texas  78205-3799
and if to Shareholders:

          Mr. W. Marvin Rush
          Rush Peterbilt Truck Center
          8810 Interstate 10 East
          San Antonio, Texas  78219

with a copy to:

          Mr. Patrick B. Tobin
          Jackson Walker, L.L.P.
          112 East Pecan Street, Suite 2100
          San Antonio, Texas  78205-3799

or at such other address for a party as shall be specified by like notice.

     12. SPECIFIC PERFORMANCE. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto, his heirs, executors, administrators, legal representatives, successors or assigns, by reason of the failure of another party to perform any of the obligations hereunder. Therefore, if a party hereto, his heirs, executors, administrators, legal representatives, successors or assigns, shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Agreement or the Merger Agreement without the necessity of proving actual damages; provided, however, that any party hereto may, at its option, waive its right to specific performance and collect damages resulting from any breach or failure to perform hereunder.

     13. CONFIDENTIALITY. Except as necessary or appropriate in connection with any statement, application or other document filed with applicable governmental authorities in connection with the transactions contemplated by this Agreement and the Merger Agreement or as otherwise required by law, each party hereto will, and will cause its respective officers and authorized representatives to, hold in confidence all, and not to disclose to others for any reason whatsoever any, information of the other parties, including, but not limited to, non-public information as identified in the Right to Financial Privacy Act 12 U.S.C. (S)(S) 3401-3422, which information is received by such party from the other parties hereto, or any of them, in connection with the transactions contemplated by this Agreement and the Merger Agreement. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used (except to the extent such information can be shown to be previously known to such party, in the public domain, or later acquired by such party from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately be returned.

     14. ATTORNEYS' FEES. If any action at law or in equity, including any action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement or the Merger Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and related expenses from the other party or parties, which fees and expenses may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose.

     15. MATERIALITY. For purposes of the provisions of this Agreement that refer to matters or facts with the modification that same are "material," the parties agree that the threshold for materiality is $25,000.

     16. MISCELLANEOUS. This Agreement and the Merger Agreement constitute the entire contract and supersede all prior agreements and understandings, both written and oral, between the parties hereto and thereto with respect to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties or representations except as specifically set forth herein or in the Merger Agreement or expressly required to be made or delivered pursuant hereto or thereto. Each of the attachments, schedules, lists and exhibits called for by this Agreement and the Merger Agreement is made a part of this Agreement and the Merger Agreement the same as if set out verbatim at each point where reference is made to it. The terms and conditions of this Agreement and of the Merger Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto and thereto, but nothing contained herein shall be construed as a consent to any assignment of this Agreement or the Merger Agreement by the parties hereto or thereto, or any of them. Nothing in this Agreement or in the Merger Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of such agreements, except as expressly provided herein or therein. The provisions of Sections 9, 10, 11 and 12 of the Merger Agreement are hereby incorporated into this Agreement for all purposes notwithstanding whether the Merger Agreement or Merger Plan have been approved by the shareholders of TexStar. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision.
Unless context otherwise requires,

               (i) words in the singular number include the plural and the plural include the singular, and

               (ii) words of the masculine gender include the feminine and neuter genders and words of the neuter gender referred to any gender.

In case any one or more of the provisions contained in this Agreement or the Merger Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof or thereof, and this Agreement and the Merger Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and therein. This Agreement shall be construed in accordance with the laws of the State of Texas. No term or condition of this Agreement or the Merger Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement or the Merger Agreement, except by written instrument signed by the party charged with such waiver or estoppel.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in counterparts all as of the date first above written.

SURETY BANK:                  SURETY BANK, NATIONAL ASSOCIATION


                              By: /s/ Bobby W. Hackler
                                 --------------------------------------------
                                Bobby W. Hackler, Vice Chairman of the Board, President and Chief Executive Officer

ATTEST:

 /s/ Robert E. Crews
---------------------------
Robert E. Crews, Cashier

TEXSTAR:                      TEXSTAR NATIONAL BANK

                              By: /s/ Byron K. Bexley
                                 ------------------------------------
                                Byron K. Bexley, President

ATTEST:

 /s/ Janie L. Harrison
--------------------------
Janie L. Harrison, Cashier


SURETY:                       SURETY CAPITAL CORPORATION

                              By: /s/ C. Jack Bean
                                 -------------------------------------
                                C. Jack Bean, Chairman of the
                                Board and Chief Executive Officer

ATTEST:

 /s/ B. J. Curley
--------------------------
B. J. Curley, Secretary


SHAREHOLDERS:

                                /s/ W. Marvin Rush
                               ----------------------------------------
                               W. Marvin Rush

                                /s/ W. Maurice Rush
                               ----------------------------------------
                               W. Maurice Rush

                                /s/ James Pearl
                               ----------------------------------------
                               James Pearl

                                /s/ Robert B. Thornton
                               ----------------------------------------
                               Robert B. Thornton

                                /s/ Jesse Rodriguez
                               ----------------------------------------
                               Jesse Rodriguez

                                /s/ Byron K. Bexley
                               ----------------------------------------
                               Byron K. Bexley

                                  SCHEDULE A

                     SHAREHOLDERS OF TEXSTAR NATIONAL BANK


W. Marvin Rush

W. Maurice Rush

James Pearl

Robert B. Thornton

Jesse Rodriguez

Byron K. Bexley

                                  EXHIBIT "A"

                   AGREEMENT TO MERGE TEXSTAR NATIONAL BANK
           WITH AND INTO SURETY BANK, NATIONAL ASSOCIATION UNDER THE
             CHARTER OF SURETY BANK, NATIONAL ASSOCIATION AND UNDER
                THE TITLE OF SURETY BANK, NATIONAL ASSOCIATION


          AGREEMENT TO MERGE ("Merger Agreement") dated as of October __, 1997, between SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Hurst, Texas ("Surety Bank"), and TEXSTAR NATIONAL BANK, a national banking association located in Universal City, Texas ("TexStar"), and joined in by SURETY CAPITAL CORPORATION, a Delaware corporation located in Hurst, Texas ("Surety") and _________________________________________ (individually, a
"Shareholder" and collectively, the "Shareholders").

                                  WITNESSETH:

          A. Surety Bank is a national banking association duly organized and existing under the laws of the United States of America having its principal offices in the City of Hurst, County of Tarrant, State of Texas.

          B. TexStar is a national banking association duly organized and existing under the laws of the United States having its principal offices in the City of Universal City, County of Bexar, State of Texas.

          C. Surety Bank has, and will have as of the Effective Time, authorized capital consisting of 6,000,000 shares of common stock, $0.91 par value, of which 3,708,195 shares have been duly issued and are, and will be as of the Effective Time, validly outstanding.

          D. TexStar has, and will have as of the Effective Time, authorized capital consisting of 575,000 shares of common stock, $5.00 par value ("TexStar Common Stock"), of which 485,000 shares are, and will be as of the Effective Time, issued and outstanding.

          E. The Boards of Directors of TexStar and of Surety Bank have approved this Merger Agreement under which TexStar will be merged into Surety Bank and have authorized the execution hereof; the Board of Directors of Surety has approved this Merger Agreement, authorized Surety to join in and be bound by this Merger Agreement, and authorized the undertakings herein made by Surety.

          F. Surety Bank, TexStar, Surety and the Shareholders have entered into an Agreement and Plan of Reorganization dated October __, 1997 ("Reorganization Agreement") which contemplates the merger provided for in this Merger Agreement. All terms not defined in this Merger Agreement will have the meaning set forth in the Reorganization Agreement.

          G. As and when required by the provisions of this Merger Agreement or the Reorganization Agreement (hereinafter referred to collectively as the "Merger Plan"), all such action as may be necessary or appropriate will be taken by Surety Bank, TexStar, Surety and the Shareholders in order to consummate said merger. In this connection, Surety Bank shall pay cash and, if applicable, certain performance payments to the shareholders of TexStar, pursuant to the provisions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises, Surety Bank and TexStar, joined by Surety and the Shareholders, hereby agree that TexStar shall be merged into Surety Bank on the following terms and conditions:

          1. At the Effective Time, TexStar will be merged into Surety Bank under the Articles of Association and Charter of Surety Bank. Said merger will be pursuant to the provisions of and with the effect provided in 12 U.S.C.
Section 215(a).

          2. At the Effective Time, the name of Surety Bank (hereinafter referred to as "Continuing Bank" whenever reference is made to it as of the time of merger or thereafter) will continue to be "Surety Bank, National Association." The Articles of Association of Continuing Bank will be as set forth in ANNEX A attached hereto and made a part hereof. The bylaws of Surety Bank in effect immediately prior to the merger will become the bylaws of Continuing Bank. The established office and facilities of Surety Bank immediately prior to the merger will become the established office and facilities of Continuing Bank. The established office and facilities of TexStar immediately prior to the merger will continue and be operated as a branch of Continuing Bank.

          3. At the Effective Time, the corporate existence of Surety Bank and TexStar will, as provided in 12 U.S.C. Section 215(a), be merged into and continued in Continuing Bank; and Continuing Bank will be deemed to be the same association as Surety Bank and TexStar. All rights, franchises and interests of Surety Bank and TexStar, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in Continuing Bank by virtue of such merger without any deed or other transfer. Continuing Bank at the Effective Time and without any order or other action on the part of any court or otherwise, will hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, and in every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Surety Bank and TexStar, respectively, at the Effective Time.

          4. At the Effective Time, Continuing Bank shall be liable for all liabilities of Surety Bank and of TexStar, respectively; and all deposits, debts, liabilities, obligations and contracts of Surety Bank and of TexStar, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Surety Bank or TexStar, as the case may be, including all liabilities of Surety Bank and TexStar for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the merger, will be those of Continuing Bank and will not be released or impaired by the merger; and all rights of creditors and other obligees and all liens on property of either Surety Bank or TexStar shall be preserved unimpaired.

          5.  At the Effective Time:

          (a) Each share of TexStar Common Stock outstanding at the Effective Time held by the shareholders of TexStar, other than Dissenting Shares (as hereinafter defined), will, without any action on the part of the shareholders of TexStar, be converted into and exchanged for the right to receive cash equal to the sum of (i) the quotient of $9,500,000 divided by the number of shares of TexStar Common Stock issued and outstanding at the Effective Time and (ii) the quotient of the Performance Payment (as herein defined) divided by the number of shares of TexStar Common Stock issued and outstanding at the Effective Time. The foregoing sum shall be subject to the adjustment set forth in Section 9 of the Reorganization Agreement and the resulting amount shall be the "Exchange Price".

          (b) The Performance Payment will be equal to fifty percent (50%) of the Net Earnings of TexStar in excess of $100,000. "Net Earnings of TexStar" will be the net income of TexStar for the period September 1, 1997 to the Closing Date before taxes but after all other charges of TexStar (including normal year-end adjustments) as reflected by TexStar's financial statements and mutually agreed upon by Surety Bank and TexStar. In the event of a dispute, Surety Bank's independent public accountants, Coopers & Lybrand L.L.P., will ascertain "Net Earnings of TexStar" for the applicable period and such determination will be conclusive and binding on all the parties to this Agreement. All determinations by the parties in this regard will be made in accordance with generally accepted accounting principles.

          (c) All shares of capital stock of Surety Bank issued and outstanding at the Effective Time will continue to be issued and outstanding shares of capital stock of Continuing Bank.

          (d) For purposes of this Merger Agreement, "Dissenting Shares" of a shareholder of TexStar will refer to those shares of TexStar Common Stock owned by a shareholder of TexStar who, pursuant to 12 U.S.C. Section 215(a), (i) gives notice in writing at or prior to the meeting of TexStar's shareholders referred to in Section 3(l) of the Reorganization Agreement to the presiding officer that he dissents from the Merger Plan or votes against such Merger Plan at such meeting and (ii) is thereby entitled to receive the value of his shares of TexStar Common Stock upon approval of the Merger Plan by the Comptroller of the Currency and written request made by such shareholder to the Continuing Bank at any time before thirty (30) days after the Effective Time, accompanied by the surrender of his stock certificates.

      The value of the shares of TexStar Common Stock of any dissenting shareholder will be ascertained, as of the Effective Time, by an appraisal made by a committee of three persons, composed of (i) one selected by the vote of the holders of a majority of the TexStar Common Stock, the owners of which are entitled to payment in cash; (ii) one selected by the directors of the Continuing Bank; and (iii) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed will not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five (5) days after being notified of the appraised value of his shares, appeal to the Comptroller of the Currency, which shall cause a reappraisal to be made which will be final and binding as to the value of the shares of the appellant.

      If, within ninety (90) days from the Effective Time, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller of the Currency shall upon written request of any interested party cause an appraisal to be made which will be final and binding on all parties. The expenses of the Comptroller of the Currency in making the reappraisal or the appraisal, as the case may be, shall be paid by the Continuing Bank. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the Continuing Bank.

      6.  After the Effective Time:

          (a) The shareholders of TexStar, as the sole holders of the outstanding certificates which prior thereto represented shares of TexStar Common Stock, may surrender same to Continuing Bank, and the shareholders of TexStar shall be entitled upon such surrender to receive from Continuing Bank in exchange therefor, without cost to such holder, the Exchange Price for each share of TexStar Common Stock represented by such outstanding certificates surrendered, as adjusted for the required $400,000 contribution into the escrow established by the Escrow Agreement provided for in the Reorganization Agreement.

          (b) Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of TexStar Common Stock shall be deemed for all purposes to evidence solely the right to receive the amount of cash into and for which such shares of TexStar Common Stock shall have been converted pursuant to SECTION 5(A) hereof. No interest will be payable with respect to any such cash payments. If a shareholder of TexStar is unable to locate any of his certificates which prior to the Effective Time represented shares of TexStar Common Stock, Continuing Bank will issue a check to such shareholder in the amount which such shareholder would otherwise be entitled to receive hereunder without surrendering such certificate, upon receipt by Continuing Bank of an indemnity bond in favor of Continuing Bank and satisfactory in all respects to Continuing Bank.

          (c) The stock transfer books of TexStar will be closed as of the close of business on the Closing Date (hereinafter defined), and no transfer of record of any of the shares of TexStar Common Stock will take place thereafter. From and after the close of business on the Closing Date, shares of TexStar Common Stock will cease to be shares of TexStar, irrespective of whether such shares are ultimately surrendered.

     7. The directors, advisory directors and officers, respectively, of Continuing Bank at the Effective Time will be those persons who are directors, advisory directors and officers, respectively, of Surety Bank immediately before the Effective Time. The committees of the Board of Directors of Continuing Bank at the Effective Time will be the same as, and will be composed of the same persons who are serving on, committees of the Board of Directors of Surety Bank as they exist immediately before the Effective Time.

     8. This Merger Agreement will be submitted to the sole shareholder of Surety Bank and to the shareholders of TexStar at meetings called to be held as promptly as practicable in accordance with the Reorganization Agreement. Upon approval of the sole shareholder of Surety Bank and the shareholders of TexStar, and the satisfaction of all the other conditions set forth in Sections 6, 7 and 8 of the Reorganization Agreement, this Merger Agreement will be made effective as soon as practicable thereafter in the manner provided in SECTION 12 hereof.

     9. The Merger Plan may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the sole shareholder of Surety Bank or the shareholders of TexStar:

          (a) By the mutual consent in writing of Surety
Bank and the Shareholders;

          (b) By the Shareholders in writing if any of the conditions to the obligations of the Shareholders or TexStar contained herein or in the Reorganization Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

          (c) By Surety Bank in writing if any of the conditions to the obligations of Surety or Surety Bank contained herein or in the Reorganization Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

          (d) By either the Shareholders or Surety Bank in writing if any of the conditions to the obligations of such parties contained in Section 6 of the Reorganization Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date; or

          (e) By either the Shareholders or Surety Bank in writing if the Closing Date shall not have occurred by March 31, 1998, unless the date is extended by mutual agreement of the Shareholders and Surety Bank.

     10. Except as provided in the next succeeding sentence, in the event of the termination and abandonment of the Merger Plan pursuant to the provisions of SECTION 9 hereof, the same shall be of no further force or effect except that the indemnification provisions set forth in Section 11 of the Reorganization Agreement and the provisions relating to expenses set forth in Section 9 of the Reorganization Agreement shall survive any such termination and abandonment. Additionally, in the event Surety elects to abandon the Merger Plan by written notice to such effect to TexStar (the "Election") as a result of the failure of the conditions to Closing set forth in Section 7(e) or 7(g) of the Reorganization Agreement, the failure of which shall be determined in the sole and unfettered discretion of Surety, and such Election is made by Surety after December 31, 1997, Surety shall pay to TexStar a break-up fee in the amount of $25,000, and upon payment thereof, none of the parties to the Reorganization Agreement nor the Merger Agreements shall have any further obligations to each other, except as expressly set forth in this SECTION 10.

     11. Any of the terms or conditions of the Merger Plan may be waived at any time, whether before or after action thereon by the shareholders of Surety Bank or TexStar, by the party which is entitled to the benefits thereof; and this Merger Agreement or the Reorganization Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of Surety Bank or TexStar; provided, however, that such action shall be taken only if, in the judgment of Surety Bank and TexStar, such waiver, modification or amendment will not have a materially adverse effect on Surety Bank, TexStar or their respective shareholders. Any waiver, modification or amendment must be in writing .

     12. The closing date (the "Closing Date") shall be a date to be selected by mutual agreement of the parties immediately following the date thirty (30) days after the date of the order of the Comptroller of the Currency approving the merger pursuant to 12 U.S.C. Section 1828(c) (or if such date is not a business day, then the next business day following) and the satisfaction of all other conditions to the obligations of the parties to the Reorganization Agreement. The closing (the "Closing") shall be held at the offices of TexStar, Universal City, Texas on the Closing Date. At the Closing, Surety Bank shall deliver to the shareholders of TexStar, other than the dissenting shareholders, cash in the amount of the Exchange Price and the shareholders of TexStar shall deliver to Surety Bank all of the stock certificates evidencing issued and outstanding shares of TexStar Common Stock. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law and the conditions specified in the Merger Plan, including receipt of the approval of the Comptroller of the Currency specified in 12 U.S.C. Section 215(a), the merger will become effective at the time specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the merger, such time being herein called the "Effective Time."

     13. For the convenience of the parties hereto and to facilitate the filing and recording of this Merger Agreement, any number of counterparts thereof may be executed, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, Surety Bank has caused this Merger Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such national banking association have hereunto subscribed their names.

SURETY BANK:        SURETY BANK, NATIONAL ASSOCIATION


                              By:
                                 ----------------------------------------
                                 Bobby W. Hackler, Vice Chairman of
                                 the Board, President and Chief
                                 Executive Officer

ATTEST:


----------------------------
Robert E. Crews, Cashier

                            ALL OF THE DIRECTORS OF
                       SURETY BANK, NATIONAL ASSOCIATION



                                -------------------------------------------
                                C. Jack Bean


                                -------------------------------------------
                                William B. Byrd


                                -------------------------------------------
                                Bobby W. Hackler


                                -------------------------------------------
                                Joseph S. Hardin


                                -------------------------------------------
                                G. M. Heinzelmann, III


                                -------------------------------------------
                                Michael L. Milam


                                -------------------------------------------
                                Garrett Morris


                                -------------------------------------------
                                Cullen W. Turner

THE STATE OF TEXAS      )
                        )
COUNTY OF TARRANT       )

     On this _______ day of ______________, 1997, before me, a Notary Public for the State and County aforesaid, personally came Bobby W. Hackler as President and Robert E. Crews as Cashier, of SURETY BANK, NATIONAL ASSOCIATION, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also C. Jack Bean, William B. Byrd, Bobby W. Hackler, Joseph S. Hardin, G. M. Heinzel mann, III, Michael L. Milam, Garrett Morris and Cullen W. Turner, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself as director thereof.

      WITNESS my official seal and signature this day and year aforesaid.


                               -------------------------------------------
                               NOTARY PUBLIC IN AND FOR THE STATE
                               OF TEXAS


                               -------------------------------------------
                               My Commission Expires


     IN WITNESS WHEREOF, TexStar has caused this Merger Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such national banking association have hereunto subscribed their names.

TEXSTAR:                                     TEXSTAR NATIONAL BANK


                              By:
                                 -----------------------------------------
                                Byron K. Bexley, President
ATTEST:


----------------------------------

                ,  Cashier
----------------

                            ALL OF THE DIRECTORS OF
                             TEXSTAR NATIONAL BANK



                                  -----------------------------------------
                                  W. Marvin Rush



                                  -----------------------------------------
                                  W. Maurice Rush

                                  -----------------------------------------
                                  James Pearl



                                  -----------------------------------------
                                  Robert B. Thornton



                                  -----------------------------------------
                                  Jesse Rodriguez



                                  -----------------------------------------
                                  Byron K. Bexley

THE STATE OF TEXAS                )
                                  )
COUNTY OF _________               )


     On this _______ day of ______________, 1997, before me, a Notary Public for the State and County aforesaid, personally came Byron K. Bexley, as President and ______________ as Cashier, of TEXSTAR NATIONAL BANK, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also W. Marvin Rush, W. Maurice Rush, James Pearl, Robert B. Thornton, Jesse Rodriguez and Byron K. Bexley, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.



                                  -----------------------------------------
                                  NOTARY PUBLIC IN AND FOR THE STATE
                                  OF TEXAS



                                  -----------------------------------------
                                  My Commission Expires

     Surety hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Surety has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

SURETY:                       SURETY CAPITAL CORPORATION


                              By:
                                  -----------------------------------------
                                  C. Jack Bean, Chairman of the
                                  Board and Chief Executive Officer

ATTEST:


-----------------------------
B. J. Curley, Secretary

     The Shareholders hereby join in the foregoing Merger Agreement, and undertake that they will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by them.

     IN WITNESS WHEREOF, the Shareholders have caused this undertaking to be made as of the date first above written.

                              THE SHAREHOLDERS:



                                  -----------------------------------------
                                  W. William Rush



                                  -----------------------------------------
                                  W. Mauricce Rush



                                  -----------------------------------------
                                  James Pearl



                                  -----------------------------------------
                                  Robert B. Thornton



                                  -----------------------------------------
                                  Jesse Rodriquez



                                  -----------------------------------------
                                  Byron K. Bexley

                                    ANNEX A

                          ARTICLES OF ASSOCIATION                           1996


     FIRST. The title of the association shall be Surety Bank, National Association.

     SECOND. The main office of the association shall be in Hurst, County of Tarrant, State of Texas. The general business of the association shall be conducted at its main office and its branches.

     THIRD. The board of directors of the association shall consist of not less than 5 nor more than 25 persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the association with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or (iii) the date of that person's most recent election to the board of directors, whichever is greater. Any combination of common or preferred stock of the association or holding company may be used.

     Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than 2 the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than 4 the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

     Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

     Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

     Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

     FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days' advance notice of the meeting shall be given to the shareholders by first class mail.

     In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

     Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the date on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (1) The name and address of each proposed nominee.

     (2) The principal occupation of each proposed nominee.

     (3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

     (4) The name and residence address of the notifying shareholder, and

     (5) The number of shares of capital stock of the association owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

     A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

     FIFTH. The authorized amount of capital stock of this association shall be 6,000,000 shares of common stock with a par value of ninety-one cents ($0.91) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

     Unless otherwise specified in the articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

     Unless otherwise specified in the articles of association or required by law, all shares of voting stock shall be voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

     Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

     Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

     If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may (a) issue fractional shares; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share;
(c) if there is an established and active market in the association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least 3 licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as:
(1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

     The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

     SIXTH. The board of directors shall appoint one of its members as president of this association, and one of its members as chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

     The board of directors shall have the power to:

     (1) Define the duties of the officers, employees and agents of the association.

     (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees and agents of the association.

     (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

     (4) Dismiss officers and employees.

     (5) Require bonds from officers and employees and fix the penalty thereof.

     (6) Ratify written policies authorized by the association's management or committees of the board.

     (7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

     (8) Manage and administer the business and affairs of the association.

     (9) Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.

     (10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

     (11) Make contracts.

     (12) Generally perform all acts that are legal for a board of directors to perform.

     SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Hurst, Texas without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

     EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

     NINTH. The board of directors of this association, or any 3 or more shareholders owning, in the aggregate, not less than 10% of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association. Unless otherwise provided by the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

     TENTH. The association shall indemnify to the fullest extent permitted under the Texas Business Corporation Act any person who is made a named defendant or respondent in any action, suit or proceeding, other than in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by such person in the form of payments to the association, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of the association, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, advisory director or officer in connection with any such action, suit or proceeding. The association may indemnify other persons, as permitted by the Texas Business Corporation Act and other applicable laws. The association may purchase and maintain insurance on behalf of directors, advisory directors, officers or other persons against any liability asserted against such persons in their capacities as directors, advisory directors, officers or otherwise, other than for liability asserted against such persons pursuant to a formal order assessing civil monetary penalties.

     ELEVENTH. No director of the association shall be liable to the association or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the association, except that this Article Eleventh shall not eliminate or limit the liability of a director of the association for:

      (i) a breach of such director's duty of loyalty to the association or its shareholders;

     (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Any repeal or amendment of this Article Eleventh by the shareholders of the association shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the association existing at the time of such repeal or amendment. Anything herein to the contrary notwithstanding, if the Texas Miscellaneous Corporation Laws Act is amended after approval by the shareholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the association shall be eliminated or limited to the full extent then permitted by the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

     TWELFTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association's board of directors may propose one or more amendments to the articles of association for submission to the shareholders.

                                  EXHIBIT "B"

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is made as of ____________, 199__ by and among SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Hurst, Texas ("Surety Bank"), TEXSTAR NATIONAL BANK, a national banking association located in Universal City, Texas ("TexStar"), SURETY CAPITAL CORPORATION, a Delaware corporation located in Hurst, Texas ("Surety"), W. Marvin Rush, as the representative of the shareholders of TexStar (the "Representative"), and ______________________ ("Escrow Agent"). All terms not otherwise defined in this Escrow Agreement shall have the meanings set forth in the Agreement and Plan of Reorganization dated __________, 1997 by and among Surety Bank, TexStar, Surety and the Indemnifying Parties (the "Reorganization Agreement") and in the Agreement to Merge TexStar National Bank with and into Surety Bank, National Association Under the Charter of Surety Bank, National Association and Under the Title of Surety Bank, National Association dated ___________, 1997 between Surety Bank and TexStar and joined in by Surety and the Indemnifying Parties (the "Merger Agreement"). The Reorganization Agreement and the Merger Agreement are hereinafter referred to collectively as the "Agreements."

                                   RECITALS

     A. Pursuant to the Agreements, TexStar is to be merged into Surety Bank (the "Merger") under the Articles of Association and Charter of Surety Bank; and

     B. In connection with the Merger, a certain portion of the Exchange Price to be received by the Indemnifying Parties in exchange for their Shares of TexStar Common Stock (as herein defined) is to be deposited directly by Surety in the escrow created hereby and disbursed in accordance herewith; and

     C. Representative is executing this Escrow Agreement individually and as attorney-in-fact (as authorized in the Reorganization Agreement) for certain of the shareholders of TexStar who are identified on SCHEDULE A attached hereto.
W. Marvin Rush and the other shareholders of TexStar identified on SCHEDULE A are individually referred to as an "Indemnifying Party" and collectively referred to as the "Indemnifying Parties." SCHEDULE A further sets forth each Indemnifying Party's Escrow Proportion (as herein defined) and total contribution to the Escrowed Principal Funds (as herein defined).

     Now, therefore, in consideration of the premises and the mutual warranties, representations covenants and agreements contained herein, the parties hereto represent, warrant, covenant and agree as follows:

1.   DEFINITIONS.

     The following terms shall have the meanings specified:

     "CLAIM CERTIFICATE" shall have the meaning specified in SECTION 4.B.I hereof.

     "CLAIMS" shall have the meaning specified in SECTION 4.A hereof.

     "EFFECTIVE TIME" shall mean the time specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the Merger under the Agreements.

     "ESCROW AGREEMENT" shall mean this escrow agreement (including all attachments hereto), as same may from time to time be amended.

     "ESCROWED FUNDS" shall have the meaning specified in SECTION 2.B hereof.

     "ESCROWED INTEREST FUNDS" shall have the meaning specified in SECTION 2.B hereof.

     "ESCROWED PRINCIPAL FUNDS" shall have the meaning specified in SECTION 2.A hereof.

     "ESCROW PROPORTION" as to any Indemnifying Party shall mean the percentage obtained by dividing (i) the number of Shares of TexStar Common Stock held of record by such Indemnifying Party as of the Effective Time by (ii) the total number of Shares of TexStar Common Stock held of record by all of the Indemnifying Parties at the Effective Time. The Escrow Proportion for each Indemnifying Party is set forth on SCHEDULE A hereto.

     "FINAL DETERMINATION" shall mean the final decision of any court of competent jurisdiction from which no appeal has been allowed because of lapse of time or otherwise.

     "FIRST RELEASE DATE" shall mean the first anniversary date of the Effective Time.

     "INDEMNIFIED PARTY" shall mean Surety Bank and Surety, and their respective officers, directors, employees, agents, successors and assigns.

     "REPRESENTATIVE" shall mean W. Marvin Rush who is authorized to act on behalf of the Indemnifying Parties for all purposes of this Escrow Agreement and who shall serve in such capacity until his resignation or death, in which event a majority of the shareholders who were members of the Board of Directors of TexStar immediately before the Effective Time shall appoint a successor Representative.

     "SECOND RELEASE DATE" shall mean the second anniversary date of the Effective Time.

     "SHARES OF TEXSTAR COMMON STOCK" shall mean the outstanding shares of common stock, $5.00 par value, of TexStar.

     Capitalized terms not defined in this Agreement shall have the meaning set forth in the Agreements.

2.   CREATION OF ESCROW; INVESTMENT OF ESCROWED FUNDS.

     a. CREATION OF ESCROW ACCOUNT. At the Effective Time Surety shall deposit the amount of $400,000 in cash in escrow with the Escrow Agent (the "Escrowed Principal Funds"). The Representative, on behalf of the Indemnifying Parties, hereby authorizes and directs Surety to withhold out of each Indemnifying Party's Exchange Price that amount set forth next to such Indemnifying Party's name on SCHEDULE A under the heading "Contribution to Escrowed Principal Funds" and to deposit such amount in escrow with the Escrow Agent. Escrow Agent hereby agrees to hold and disburse the Escrowed Funds (as herein defined) in accordance with the terms of this Agreement.

     b. INVESTMENT OF ESCROWED PRINCIPAL FUNDS AND ESCROWED INTEREST FUNDS. Escrow Agent shall, to the extent practicable, invest and reinvest the Escrowed Principal Funds and Escrowed Interest Funds in readily marketable direct obligations of or obligations guaranteed by the United States of America maturing within six months from their respective dates of issuance or such other investments as may be specified in writing by the Representative and Surety acting jointly. The term "Escrowed Interest Funds" shall mean any interest received on investments of Escrowed Principal Funds and any interest received on investments of such interest or dividends. The term "Escrowed Funds" shall mean the Escrowed Principal Funds and the Escrowed Interest Funds.

3.   RELEASE FROM ESCROW.

     Escrow Agent will distribute and deliver the Escrowed Funds upon the occurrence of any of the following events and in the manner hereinafter provided:

     a. Upon the receipt from Surety of a written notice that a specified amount of Escrowed Funds held by Escrow Agent are to be delivered to the Indemnifying Parties, such amount of Escrowed Funds shall be delivered to the Indemnifying Parties.

     b. Upon the receipt from time to time of a Claim Certificate signed by the President or a Vice President of Surety that Surety is entitled to offset in a stated amount on account of a Claim made by an Indemnified Party, which is not contested by the Representative in accordance with SECTION 4.B or, if contested, which is subsequently resolved in accordance with SECTION 4.B, by either the delivery of a written consent of the Representative to Escrow Agent or entry of a Final Determination with respect to the dispute, Escrow Agent shall deliver to Surety, in satisfaction of such Claim, that amount of the Escrowed Funds which shall equal the amount stated in the Claim Certificate or otherwise determined under SECTION 4.B.

     c. On the First Release Date, if Escrow Agent shall hold Escrowed Funds in excess of the sum of (i) one hundred fifty percent (150%) of the aggregate amount of all pending Claims, if any, of the Indemnified Parties filed with Escrow Agent in accordance with SECTION 4.B below, and (ii) $200,000, Escrow Agent shall deliver to the Indemnifying Parties the excess of such Escrowed Funds.

     d. On the Second Release Date, if Escrow Agent shall hold Escrowed Funds in excess of one hundred fifty percent (150%) of the aggregate amount of all pending Claims, if any, of the Indemnified Parties filed with Escrow Agent in accordance with SECTION 4.B below, Escrow Agent shall deliver to the Indemnifying Parties the excess of such Escrowed Funds.

     e. If on the Second Release Date there shall be no outstanding Claims, Escrow Agent shall on the Second Release Date deliver all then remaining Escrowed Funds to the Indemnifying Parties.

     f. Escrow Agent shall retain any Escrowed Funds not distributed hereunder to the Indemnifying Parties on the Second Release Date until the Claims relating to such Escrowed Funds have been fully satisfied or resolved or a Final Determination has been rendered with respect thereto.

     g. Each delivery of Escrowed Funds to the Indemnifying Parties pursuant to SECTIONS 3.a through 3.f above shall be allocated to each Indemnifying Party in accordance with such Indemnifying Party's Escrow Proportion; provided, however, that each Indemnifying Party shall be entitled to receive distributions hereunder only to the extent that Escrowed Funds shall have been deposited hereunder on behalf of such Indemnifying Party.

4.   INDEMNIFICATION RIGHTS.

     a. REIMBURSEMENT AND INDEMNIFICATION. The Indemnified Parties shall be entitled to recover from the Escrowed Funds the amount of any and all liabilities, damages, losses, claims, demands, costs or expenses (including interest, penalties, reasonable attorneys' and accountants' fees and expenses, court costs and fees of expert witnesses) (all of the foregoing hereinafter collectively referred to as the "Claims") which an Indemnified Party shall suffer or incur, whether liquidated or unliquidated, accrued or contingent, connected with or arising out of (i) a breach of warranty or misrepresentation by TexStar under Section 1(v) or Section 1(w) of the Reorganization Agreement, or (ii) a misrepresentation or breach of covenant by TexStar under Section 5(b) of the Reorganization Agreement; provided, however, no Claim may be made against the Indemnifying Parties until such time as all Claims aggregate $25,000 ("Minimum Claim") after which time the Indemnified Parties are entitled to indemnification for all Claims in excess of the Minimum Claim made to the extent of the Escrowed Funds.

     b.   PROCEDURE FOR CLAIMS.

          i. If, prior to the Second Release Date, Surety shall discover, incur or receive notice of the existence of any Claim, whether liquidated or unliquidated, accrued or contingent, asserted or unasserted, for which an Indemnified Party claims reimbursement or indemnity hereunder, Surety shall promptly give written notice thereof to the Representative and Escrow Agent by delivering a certificate (a "Claim Certificate") which shall be signed by the President or a Vice President of Surety to the effect that an Indemnified Party has a Claim in the amount specified in such Claim Certificate and setting forth the basis for such Claim. Upon receipt of any such Claim Certificate, Escrow Agent shall, as soon as practicable (but not earlier than seven (7) business days after the delivery to Escrow Agent of such Claim Certificate) deliver to the Indemnified Party Escrowed Funds equal to the amount of the Claim as set forth in the Claim Certificate. Unless, within five (5) business days after delivery to the Representative of any Claim Certificate, the Representative gives written notice to Surety and Escrow Agent that the Representative questions the accuracy of, or matters included in, such Claim Certificate, such Claim Certificate shall constitute full authority to Escrow Agent to take the action provided for in this SECTION 4.B and shall be conclusive on all parties hereto.

          ii. If the Representative gives notice questioning the accuracy of, or matters included in, a Claim Certificate, Escrow Agent shall not distribute to an Indemnified Party any Escrowed Funds or make any indemnification payment to an Indemnified Party pursuant to this SECTION 4.B until Escrow Agent receives
(i) the written consent of the Representative to such indemnifying payment or
(ii) a Final Determination with respect to the dispute. After notice by the Representative of disagreement with the accuracy of, or matters included in, a Claim Certificate, either Surety or any other Indemnified Party (on the one hand) or the Representative (on the other hand), may submit and settle such disagreement by arbitration in accordance with the Commercial Arbitration Rules, existing at the date thereof, of the American Arbitration Association (the "Rules"). The dispute shall be submitted to one arbitrator agreed to by Surety and the Representative or, if Surety and the Representa tive cannot agree on one arbitrator, by three arbitrators selected in accordance with said Rules, and shall be heard in Fort Worth, Texas. Each arbitrator must be experienced in the subject matter in dispute. The costs and expenses of the arbitration shall be paid by the non-prevailing party in such arbitration. If an Indemnified Party is the prevailing party, a Claim may be made against the Escrowed Funds for such costs and expenses.

          iii. In the event of any Claim asserted against an Indemnified Party by a third party, the Indemnified Party shall immediately notify the Representative thereof, and permit the Representa-tive, on behalf of the Indemnifying Parties, to assume the defense of any such Claim or any litigation resulting therefrom; provided, however, that counsel for the Representative, on behalf of the Indemnify ing Parties, who shall conduct the defense of such Claim or any litigation resulting therefrom, shall be approved by the Indemnified Party or Parties against whom the Claim for which indemnification is sought is made (whose approval shall not be unreasonably withheld), and the Indemnified Party or Parties may participate in such defense at such party's expense. The failure of any Indemnified Party to give notice to the Representative as provided herein shall not relieve the Indemnifying Parties of their obligations under this Escrow Agreement unless such failure to give notice results in the forfeiture of substantive rights or defenses of the Indemnifying Parties. The Representative, in the defense of any such Claim or litigation, shall not, except with the consent of the relevant Indemnified Party or Parties, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement with regard to such Claim or litigation. The Indemnified Parties shall furnish such information regarding themselves or the Claim in question as the Representative may reasonably request in writing and as shall be reasonably required in connection with the defense of such Claim and litigation resulting therefrom. The Representative shall advise the Indemnified Parties from time to time of the status of such defense. The attorney fees, costs, and other expenses related to Representative's defending or litigating a Claim shall be paid from the Escrowed Funds from time to time as approved in writing by the Representative and Surety. Notwithstanding the above rights of Representative to defend and litigate a Claim, Surety may, by written notice to the Representative and Escrow Agent, terminate such defense and litigation and direct that the Claim be paid in full if Surety reasonably determines, after consultation with its counsel, that the sum of (A) the estimated costs of defending and litigating such Claim, (B) the estimated costs of paying such Claim if the defense and litigation is unsuccessful, and (C) the total of all other Claims for which the requisite notice has been given, exceeds seventy-five percent (75%) of the total of the Escrowed Funds then held by Escrow Agent.

          iv. If the Representative does not assume the defense of any such Claim or commence settlement negotiations within thirty (30) days of receiving the notice provided in SECTION 4.b.iii above, or such shorter period of time if applicable because of procedural requirements, and pursue such defense or settlement proceedings with reasonable diligence, the Indemnified Party may assume such defense or commence such settlement negotiations and may further consent to entry of a judgement or enter into a settlement of such Claim or litigation on behalf of the Indemnifying Parties. In such event, the Indemnified Party may submit a Claim Certificate to Escrow Agent from time to time for the costs and expenses (including attorney fees and expenses) incurred by the Indemnified Party in defending and settling the Claim.

5.   GENERAL.

     a. NOTICES. Any notice required or permitted by any party must be in writing and must be delivered either personally to the other parties or by certified mail, return receipt requested, at the parties' addresses indicated below. Any notice will be effective upon delivery in the case of personal delivery and, in the case of delivery by certified mail, three (3) business days after the date of deposit in the United States mail, postage prepaid. The addresses of the parties are as follows:

if to Escrow Agent:

          __________________________

          __________________________

          __________________________

          __________________________
if to Surety Bank or Surety:

          1845 Precinct Line Road, Suite 100
          Hurst, Texas  76054
          Attention:  Mr. C. Jack Bean

     with a copy to:

          Ms. Margaret E. Holland
          Tracy & Holland, L.L.P.
          306 W. 7th Street, Suite 500
          Fort Worth, Texas  76102-4982

if to TexStar:

          600 Pat Booker Road
          Universal City, Texas  78148
          Attention:  Mr. Byron K. Bexley

     with a copy to:

          Mr. Patrick B. Tobin
          Jackson Walker, L.L.P.
          112 East Pecan Street, Suite 2100
          San Antonio, Texas  78205-3799

if to the Indemnifying Parties:

          Mr. W. Marvin Rush
          Rush Peterbilt Truck Center
          8810 Interstate 10 East
          San Antonio, Texas  78219

     with a copy to:

          Mr. Patrick B. Tobin
          Jackson Walker, L.L.P.
          112 East Pecan Street, Suite 2100
          San Antonio, Texas  78205-3799

The names and address of the parties to receive notice as stated in this section may be changed at any time by notice given in accordance with this section. As used in this Escrow Agreement, the term "business day" means any day of the week, Monday through Friday, that is not recognized by the United States Postal Service as a national holiday and on which the national banks are open for business.

     b. SUCCESSORS AND ASSIGNS; NO ASSIGNMENT BY INDEMNIFYING PARTIES. This Escrow Agreement is binding upon and shall inure to the benefit of the respective parties hereto and their respective heirs, executors, administrators, successors and assigns. Notwithstanding anything herein to the contrary, no interest herein may be assigned by any Indemnifying Party other than (a) executors, administrators, legatees or heirs of the Indemnifying Party or (b) in a transaction involving no change in beneficial ownership. Notice of any transfers permitted hereunder shall be given to Surety and Escrow Agent and no such permitted transfer shall be valid until such notice is given.

     c. GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the conflict of law rules thereof.

     d. CUMULATIVE RIGHTS. The rights of the parties hereunder are cumulative and are not exclusive of any other rights they may have under the Agreements or otherwise.

     e. WAIVERS. Waiver by any party of any breach of or failure to comply with any provision of this Escrow Agreement by any other party shall not be construed as, or constitute, a continuing waiver of any such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Escrow Agreement.

     f. INTEGRATION; AMENDMENT AND TERMINATION. This Escrow Agreement (including the attachments hereto) together with the Agreements (including the attachments thereto) constitutes, except as to Escrow Agent which shall only be bound by the terms of this Escrow Agreement, the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Escrow Agreement may not be amended or terminated, nor may any condition or term hereof be waived, orally, but only by an instrument in writing duly executed by the parties hereto, or, in the case of a waiver, by the party otherwise entitled to performance.

     g. SECTION AND OTHER HEADINGS. The section and other headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

     h. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     i. NO IMPAIRMENT. If any provision of this Escrow Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

6.   ESCROW AGENT RIGHTS AND DUTIES; LIMITATION OF LIABILITY AND INDEMNITY.

     a. APPOINTMENT. Surety Bank, Surety, TexStar and the Representative on behalf of the Indemnifying Parties hereby select Escrow Agent as the escrow agent for the purposes set forth in this Agreement. Escrow Agent hereby accepts this appointment and designation.

     b.   RESIGNATION AND REPLACEMENT.

          i. Escrow Agent may resign by giving at least thirty (30) days written notice to Surety and the Representative. Upon the dissolution or resignation of Escrow Agent, Surety and the Representative shall select a successor escrow agent by mutual agreement. If Escrow Agent has not been notified of the successor on or before the 30th day, Escrow Agent may pay the Escrowed Funds and deliver any documents in its possession into the registry or custody of a court as provided for in

SECTION 6.e below. Escrow Agent shall be entitled to any compensation accrued prior to the date of its payment and delivery of the Escrowed Funds and any such documents.

          ii. Surety and the Representative may replace the Escrow Agent by the mutual agreement of Surety and the Representative and written notice to Escrow Agent, but in such event Escrow Agent shall be entitled to any compensation accrued prior to the date of its replacement.

          iii. On the resignation, dissolution, or removal of Escrow Agent, Escrow Agent shall deliver any Escrowed Funds and documents held pursuant to this Agreement to its successor, or if there is no successor, to such person as jointly directed in writing by Surety and the Representative. Failing to receive such writing, Escrow Agent is authorized to deposit all of same into the registry of a court of competent jurisdiction. On the completion of such delivery to its successor or into the registry of the court, Escrow Agent shall be deemed to be removed as of such date.

     c. FEES AND EXPENSES OF ESCROW AGENT. All fees and expenses of Escrow Agent (including the reasonable fees of any counsel retained by it) in connection herewith shall be paid from the Escrowed Funds. If the Escrowed Funds are insufficient for payment in full, one-half of the remaining amount owed to Escrow Agent will be paid by Surety and one-half will be paid by the Indemnifying Parties.

     d.   LIABILITY OF THE ESCROW AGENT; INDEMNIFICATION.

          i. Escrow Agent, as part of the consideration for the acceptance of this escrow, shall not be liable for any acts or omissions, for any claims, demands or losses, or for any damages made or suffered by any party to this Agreement, excepting such as may arise through or be caused by its bad faith, willful misconduct, gross negligence, or breach of fiduciary duty. Furthermore, it shall not be liable by reason of any act taken in good faith upon advice of its counsel.

          ii. Escrow Agent undertakes to perform only such duties as are specifically set forth herein and may conclusively rely and shall be protected in acting or restraining from acting on any written notice, instrument or signature reasonable believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely, without any liability, upon the contents thereof. Attached hereto as SCHEDULE B are the names, titles and specimen signatures of each of the persons who are authorized to execute and deliver written notices and directions to Escrow Agent. Each party may change its authorized persons during the term of this Escrow Agreement.

          iii. Surety, Surety Bank, and the Indemnifying Parties severally agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed upon the Escrow Agent or incurred in connection with the acceptance of the appointment as Escrow Agent or by its performance as Escrow Agent. This specifically includes any litigation arising from this Escrow Agreement or involving the subject matter thereof. Notwithstanding this indemnification provision, or any other term to the contrary, Escrow Agent is responsible for all losses, damages, liabilities, and expenses caused by its bad faith, willful misconduct, gross negligence, or breach of fiduciary duty.

     e. TENDER TO THE REGISTRY OF THE COURT. In the event of a dispute concerning the Escrowed Funds, Escrow Agent shall be entitled to tender the remaining Escrowed Funds and any related documents in its possession to the registry or custody of a court of competent jurisdiction and may file such pleadings or motions as it deems appropriate and thereupon be discharged from all further responsibilities as Escrow Agent. This action shall not deprive Escrow Agent of any right to reimbursement granted or fees accrued under other provisions of this Escrow Agreement.

     IN WITNESS WHEREOF, Surety, Surety Bank, TexStar, Representative on behalf of the Indemnifying Parties and Escrow Agent have caused this Escrow Agreement to be duly executed as of the day and year first above written.

SURETY:                       SURETY CAPITAL CORPORATION



                              By:
                                  -----------------------------------------
                                  C. Jack Bean, Chairman of the
                                  Board and Chief Executive Officer


SURETY BANK:                  SURETY BANK, NATIONAL ASSOCIATION


                              By:
                                  -----------------------------------------
                                  Bobby W. Hackler, Vice Chairman of
                                  the Board, President and Chief
                                  Executive Officer


TEXSTAR:                      TEXSTAR NATIONAL BANK


                              By:
                                  -----------------------------------------
                                  Byron K. Bexley, President


REPRESENTATIVE:

                                   -----------------------------------------
                                   W. Marvin Rush

INDEMNIFYING PARTIES:

                                   -----------------------------------------
                                   W. Marvin Rush, individually and as
                                   attorney-in-fact for the shareholders of
                                   TexStar listed on SCHEDULE A



                                   ------------------------------------------


ESCROW AGENT:                 By:
                                   ------------------------------------------
                              Its:
                                   ------------------------------------------

                                  SCHEDULE A

                   INDEMNIFYING PARTIES, ESCROW PROPORTIONS
                 AND CONTRIBUTIONS TO ESCROWED PRINCIPAL FUNDS


                                                        Contributions to
 Indemnifying Parties       Escrow Proportions      Escrowed Principal Funds
 --------------------       ------------------      ------------------------

                                  SCHEDULE B

List of schedules to Agreement and Plan of Reorganization by and among Surety Bank, National Association, TexStar National Bank, Surety Capital Corporation, and certain shareholders of TexStar National Bank, dated as of October 10, 1997, which are not filed herewith:

SCHEDULE               DESCRIPTION
----------------------------------------------

1(b)                  Capital Stock
1(f)        Liabilities and Obligations
1(h)        Loans
1(j)        Investment Securities
1(l)        Physical Properties
1(m)        Compliance with Environmental Laws
1(o)        Patents, Trademarks, Etc.
1(q)        Insurance
1(r)        Material Contracts
1(t)        Employee Benefits
1(z)        Compensation
1(ab)       Claims and Deposits


The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

                   AGREEMENT TO MERGE TEXSTAR NATIONAL BANK
           WITH AND INTO SURETY BANK, NATIONAL ASSOCIATION UNDER THE
            CHARTER OF SURETY BANK, NATIONAL ASSOCIATION AND UNDER
                THE TITLE OF SURETY BANK, NATIONAL ASSOCIATION


          AGREEMENT TO MERGE ("Merger Agreement") dated as of October 10, 1997, between SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Hurst, Texas ("Surety Bank"), and TEXSTAR NATIONAL BANK, a national banking association located in Universal City, Texas ("TexStar"), and joined in by SURETY CAPITAL CORPORATION, a Delaware corporation located in Hurst, Texas ("Surety") and W. Marvin Rush, W. Maurice Rush, James Pearl, Robert B. Thornton, Jesse Rodriguez and Byron K. Bexley (individually, a "Shareholder" and collectively, the "Shareholders").

                                  WITNESSETH:

          A. Surety Bank is a national banking association duly organized and existing under the laws of the United States of America having its principal offices in the City of Hurst, County of Tarrant, State of Texas.

          B. TexStar is a national banking association duly organized and existing under the laws of the United States having its principal offices in the City of Universal City, County of Bexar, State of Texas.

          C. Surety Bank has, and will have as of the Effective Time, authorized capital consisting of 6,000,000 shares of common stock, $0.91 par value, of which 3,708,195 shares have been duly issued and are, and will be as of the Effective Time, validly outstanding.

          D. TexStar has, and will have as of the Effective Time, authorized capital consisting of 575,000 shares of common stock, $5.00 par value ("TexStar Common Stock"), of which 485,000 shares are, and will be as of the Effective Time, issued and outstanding.

          E. The Boards of Directors of TexStar and of Surety Bank have approved this Merger Agreement under which TexStar will be merged into Surety Bank and have authorized the execution hereof; the Board of Directors of Surety has approved this Merger Agreement, authorized Surety to join in and be bound by this Merger Agreement, and authorized the undertakings herein made by Surety.

          F. Surety Bank, TexStar, Surety and the Shareholders have entered into an Agreement and Plan of Reorganization dated October 10, 1997 ("Reorganization Agreement") which contemplates the merger provided for in this Merger Agreement. All terms not defined in this Merger Agreement will have the meaning set forth in the Reorganization Agreement.

          G. As and when required by the provisions of this Merger Agreement or the Reorganization Agreement (hereinafter referred to collectively as the "Merger Plan"), all such action as may be necessary or appropriate will be taken by Surety Bank, TexStar, Surety and the Shareholders in order to consummate said merger. In this connection, Surety Bank shall pay cash and, if applicable, certain performance payments to the shareholders of TexStar, pursuant to the provisions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises, Surety Bank and TexStar, joined by Surety and the Shareholders, hereby agree that TexStar shall be merged into Surety Bank on the following terms and conditions:

          1. At the Effective Time, TexStar will be merged into Surety Bank under the Articles of Association and Charter of Surety Bank. Said merger will be pursuant to the provisions of and with the effect provided in 12 U.S.C.
Section 215(a).

          2. At the Effective Time, the name of Surety Bank (hereinafter referred to as "Continuing Bank" whenever reference is made to it as of the time of merger or thereafter) will continue to be "Surety Bank, National Association." The Articles of Association of Continuing Bank will be as set forth in ANNEX A attached hereto and made a part hereof. The bylaws of Surety Bank in effect immediately prior to the merger will become the bylaws of Continuing Bank. The established office and facilities of Surety Bank immediately prior to the merger will become the established office and facilities of Continuing Bank. The established office and facilities of TexStar immediately prior to the merger will continue and be operated as a branch of Continuing Bank.

          3. At the Effective Time, the corporate existence of Surety Bank and TexStar will, as provided in 12 U.S.C. Section 215(a), be merged into and continued in Continuing Bank; and Continuing Bank will be deemed to be the same association as Surety Bank and TexStar. All rights, franchises and interests of Surety Bank and TexStar, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in Continuing Bank by virtue of such merger without any deed or other transfer. Continuing Bank at the Effective Time and without any order or other action on the part of any court or otherwise, will hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, and in every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Surety Bank and TexStar, respectively, at the Effective Time.

          4. At the Effective Time, Continuing Bank shall be liable for all liabilities of Surety Bank and of TexStar, respectively; and all deposits, debts, liabilities, obligations and contracts of Surety Bank and of TexStar, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Surety Bank or TexStar, as the case may be, including all liabilities of Surety Bank and TexStar for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the merger, will be those of Continuing Bank and will not be released or impaired by the merger; and all rights of creditors and other obligees and all liens on property of either Surety Bank or TexStar shall be preserved unimpaired.

          5.  At the Effective Time:

              (a) Each share of TexStar Common Stock outstanding at the Effective Time held by the shareholders of TexStar, other than Dissenting Shares (as hereinafter defined), will, without any action on the part of the shareholders of TexStar, be converted into and exchanged for the right to receive cash equal to the sum of (i) the quotient of $9,500,000 divided by the number of shares of TexStar Common Stock issued and outstanding at the Effective Time and (ii) the quotient of the Performance Payment (as herein defined) divided by the number of shares of TexStar Common Stock issued and outstanding at the Effective Time. The foregoing sum shall be subject to the adjustment set forth in Section 9 of the Reorganization Agreement and the resulting amount shall be the "Exchange Price".

              (b) The Performance Payment will be equal to fifty percent (50%) of the Net Earnings of TexStar in excess of $100,000. "Net Earnings of TexStar" will be the net income of TexStar for the period September 1, 1997 to the Closing Date before taxes but after all other charges of TexStar (including normal year-end adjustments) as reflected by TexStar's financial statements and mutually agreed upon by Surety Bank and TexStar. In the event of a dispute, Surety Bank's independent public accountants, Coopers & Lybrand L.L.P., will ascertain "Net Earnings of TexStar" for the applicable period and such determination will be conclusive and binding on all the parties to this Agreement. All determinations by the parties in this regard will be made in accordance with generally accepted accounting principles.

              (c) All shares of capital stock of Surety Bank issued and outstanding at the Effective Time will continue to be issued and outstanding shares of capital stock of Continuing Bank.

              (d) For purposes of this Merger Agreement, "Dissenting Shares" of a shareholder of TexStar will refer to those shares of TexStar Common Stock owned by a shareholder of TexStar who, pursuant to 12 U.S.C. Section 215(a), (i) gives notice in writing at or prior to the meeting of TexStar's shareholders referred to in Section 3(l) of the Reorganization Agreement to the presiding officer that he dissents from the Merger Plan or votes against such Merger Plan at such meeting and (ii) is thereby entitled to receive the value of his shares of TexStar Common Stock upon approval of the Merger Plan by the Comptroller of the Currency and written request made by such shareholder to the Continuing Bank at any time before thirty (30) days after the Effective Time, accompanied by the surrender of his stock certificates.

          The value of the shares of TexStar Common Stock of any dissenting shareholder will be ascertained, as of the Effective Time, by an appraisal made by a committee of three persons, composed of (i) one selected by the vote of the holders of a majority of the TexStar Common Stock, the owners of which are entitled to payment in cash; (ii) one selected by the directors of the Continuing Bank; and (iii) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed will not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five (5) days after being notified of the appraised value of his shares, appeal to the Comptroller of the Currency, which shall cause a reappraisal to be made which will be final and binding as to the value of the shares of the appellant.

          If, within ninety (90) days from the Effective Time, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller of the Currency shall upon written request of any interested party cause an appraisal to be made which will be final and binding on all parties. The expenses of the Comptroller of the Currency in making the reappraisal or the appraisal, as the case may be, shall be paid by the Continuing Bank. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the Continuing Bank.

     6.   After the Effective Time:

          (a) The shareholders of TexStar, as the sole holders of the outstanding certificates which prior thereto represented shares of TexStar Common Stock, may surrender same to Continuing Bank, and the shareholders of TexStar shall be entitled upon such surrender to receive from Continuing Bank in exchange therefor, without cost to such holder, the Exchange Price for each share of TexStar Common Stock represented by such outstanding certificates surrendered, as adjusted for the required $400,000 contribution into the escrow established by the Escrow Agreement provided for in the Reorganization Agreement.

          (b) Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of TexStar Common Stock shall be deemed for all purposes to evidence solely the right to receive the amount of cash into and for which such shares of TexStar Common Stock shall have been converted pursuant to SECTION 5(a) hereof. No interest will be payable with respect to any such cash payments. If a shareholder of TexStar is unable to locate any of his certificates which prior to the Effective Time represented shares of TexStar Common Stock, Continuing Bank will issue a check to such shareholder in the amount which such shareholder would otherwise be entitled to receive hereunder without surrendering such certificate, upon receipt by Continuing Bank of an indemnity bond in favor of Continuing Bank and satisfactory in all respects to Continuing Bank.

          (c) The stock transfer books of TexStar will be closed as of the close of business on the Closing Date (hereinafter defined), and no transfer of record of any of the shares of TexStar Common Stock will take place thereafter. From and after the close of business on the Closing Date, shares of TexStar Common Stock will cease to be shares of TexStar, irrespective of whether such shares are ultimately surrendered.

     7. The directors, advisory directors and officers, respectively, of Continuing Bank at the Effective Time will be those persons who are directors, advisory directors and officers, respectively, of Surety Bank immediately before the Effective Time. The committees of the Board of Directors of Continuing Bank at the Effective Time will be the same as, and will be composed of the same persons who are serving on, committees of the Board of Directors of Surety Bank as they exist immediately before the Effective Time.

     8. This Merger Agreement will be submitted to the sole shareholder of Surety Bank and to the shareholders of TexStar at meetings called to be held as promptly as practicable in accordance with the Reorganization Agreement. Upon approval of the sole shareholder of Surety Bank and the shareholders of TexStar, and the satisfaction of all the other conditions set forth in Sections 6, 7 and 8 of the Reorganization Agreement, this Merger Agreement will be made effective as soon as practicable thereafter in the manner provided in SECTION 12 hereof.

     9. The Merger Plan may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the sole shareholder of Surety Bank or the shareholders of TexStar:

          (a) By the mutual consent in writing of Surety Bank and the Shareholders;

          (b) By the Shareholders in writing if any of the conditions to the obligations of the Shareholders or TexStar contained herein or in the Reorganization Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

          (c) By Surety Bank in writing if any of the conditions to the obligations of Surety or Surety Bank contained herein or in the Reorganization Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

          (d) By either the Shareholders or Surety Bank in writing if any of the conditions to the obligations of such parties contained in Section 6 of the Reorganization Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date; or

          (e) By either the Shareholders or Surety Bank in writing if the Closing Date shall not have occurred by March 31, 1998, unless the date is extended by mutual agreement of the Shareholders and Surety Bank.

     10. Except as provided in the next succeeding sentence, in the event of the termination and abandonment of the Merger Plan pursuant to the provisions of
SECTION 9 hereof, the same shall be of no further force or effect except that the indemnification provisions set forth in Section 11 of the Reorganization Agreement and the provisions relating to expenses set forth in Section 9 of the Reorganization Agreement shall survive any such termination and abandonment. Additionally, in the event Surety elects to abandon the Merger Plan by written notice to such effect to TexStar (the "Election") as a result of the failure of the conditions to Closing set forth in Section 7(e) or 7(g) of the Reorganization Agreement, the failure of which shall be determined in the sole and unfettered discretion of Surety, and such Election is made by Surety after December 31, 1997, Surety shall pay to TexStar a break-up fee in the amount of $25,000, and upon payment thereof, none of the parties to the Reorganization Agreement nor the Merger Agreements shall have any further obligations to each other, except as expressly set forth in this SECTION 10.

     11. Any of the terms or conditions of the Merger Plan may be waived at any time, whether before or after action thereon by the shareholders of Surety Bank or TexStar, by the party which is entitled to the benefits thereof; and this Merger Agreement or the Reorganization Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of Surety Bank or TexStar; provided, however, that such action shall be taken only if, in the judgment of Surety Bank and TexStar, such waiver, modification or amendment will not have a materially adverse effect on Surety Bank, TexStar or their respective shareholders. Any waiver, modification or amendment must be in writing.

     12. The closing date (the "Closing Date") shall be a date to be selected by mutual agreement of the parties immediately following the date thirty (30) days after the date of the order of the Comptroller of the Currency approving the merger pursuant to 12 U.S.C. Section 1828(c) (or if such date is not a business day, then the next business day following) and the satisfaction of all other conditions to the obligations of the parties to the Reorganization Agreement. The closing (the "Closing") shall be held at the offices of TexStar, Universal City, Texas on the Closing Date. At the Closing, Surety Bank shall deliver to the shareholders of TexStar, other than the dissenting shareholders, cash in the amount of the Exchange Price and the shareholders of TexStar shall deliver to Surety Bank all of the stock certificates evidencing issued and outstanding shares of TexStar Common Stock. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law and the conditions specified in the Merger Plan, including receipt of the approval of the Comptroller of the Currency specified in 12 U.S.C. Section 215(a), the merger will become effective at the time specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the merger, such time being herein called the "Effective Time."

     13. For the convenience of the parties hereto and to facilitate the filing and recording of this Merger Agreement, any number of counterparts thereof may be executed, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, Surety Bank has caused this Merger Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such national banking association have hereunto subscribed their names.

SURETY BANK:        SURETY BANK, NATIONAL ASSOCIATION


                              By: /s/ Bobby W. Hackler
                                 -------------------------------------
                                 Bobby W. Hackler, Vice Chairman of
                                 the Board, President and Chief
                                 Executive Officer
ATTEST:

 /s/ Robert E. Crews
--------------------
Robert E. Crews, Cashier

                            ALL OF THE DIRECTORS OF
                       SURETY BANK, NATIONAL ASSOCIATION


                                 /s/ C. Jack Bean
                                 -------------------------------------
                                 C. Jack Bean


                                 /s/ William B. Byrd
                                 -------------------------------------
                                 William B. Byrd


                                 /s/ Bobby W. Hackler
                                 -------------------------------------
                                 Bobby W. Hackler


                                 /s/ Joseph S. Hardin
                                 -------------------------------------
                                 Joseph S. Hardin


                                 /s/ G. M. Heinzelmann, III
                                 -------------------------------------
                                 G. M. Heinzelmann, III


                                 /s/ Margaret E. Holland
                                 -------------------------------------
                                 Margaret E. Holland


                                 /s/ Michael L. Milam
                                 -------------------------------------
                                 Michael L. Milam

                                 /s/ Garrett Morris
                                 -------------------------------------
                                 Garrett Morris



                                 /s/ Cullen W. Turner
                                 -------------------------------------
                                 Cullen W. Turner


THE STATE OF TEXAS            )
                              )
COUNTY OF TARRANT             )

     On this 21st day of October, 1997, before me, a Notary Public for the State and County aforesaid, personally came Bobby W. Hackler as President and Robert
E. Crews as Cashier, of SURETY BANK, NATIONAL ASSOCIATION, and each in his said capacity acknowledged the fore going instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also C. Jack Bean, William B. Byrd, Bobby W. Hackler, Joseph S. Hardin, G. M. Heinzel mann, III, Margaret E. Holland, Michael L. Milam, Garrett Morris and Cullen W. Turner, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.


                                 /s/ Cindy M. Yale
                                 -------------------------------------
                                 NOTARY PUBLIC IN AND FOR THE STATE
                                 OF TEXAS


                                 08-22-98
                                 -------------------------------------
                                 My Commission Expires

     IN WITNESS WHEREOF, TexStar has caused this Merger Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such national banking association have hereunto subscribed their names.

TEXSTAR:                      TEXSTAR NATIONAL BANK


                              By: /s/ Byron K. Bexley
                                 -------------------------------------
                                 Byron K. Bexley, President
ATTEST:

 /s/ Janie McNair Harrison
-------------------------------
Janie McNair Harrison, Cashier

                            ALL OF THE DIRECTORS OF
                             TEXSTAR NATIONAL BANK


                                 /s/ W. Marvin Rush
                                 -------------------------------------
                                 W. Marvin Rush


                                 /s/ W. Maurice Rush
                                 -------------------------------------
                                 W. Maurice Rush


                                 /s/ James Pearl
                                 -------------------------------------
                                 James Pearl


                                 /s/ Robert B. Thornton
                                 -------------------------------------
                                 Robert B. Thornton


                                 /s/ Jesse Rodriguez
                                 -------------------------------------
                                 Jesse Rodriguez


                                 /s/ Byron K. Bexley
                                 -------------------------------------
                                 Byron K. Bexley


THE STATE OF TEXAS            )
                              )
COUNTY OF BEXAS               )

     On this 27th day of January, 1998, before me, a Notary Public for the State and County aforesaid, personally came Byron K. Bexley, as President and Janie McNair Harrison, as Cashier, of TEXSTAR NATIONAL BANK, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also W. Marvin Rush, W. Maurice Rush, James Pearl, Robert B. Thornton, Jesse Rodriguez and Byron K. Bexley, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.


                                 /s/ Kathleen Nagelmueller
                                 -------------------------------------
                                 NOTARY PUBLIC IN AND FOR THE STATE
                                 OF TEXAS


                                 01-10-01
                                 -------------------------------------
                                 My Commission Expires

     Surety hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Surety has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

SURETY:                       SURETY CAPITAL CORPORATION


                              By: /s/ C. Jack Bean
                                 -------------------------------------
                                 C. Jack Bean, Chairman of the
                                 Board and Chief Executive Officer
ATTEST:

 /s/ B. J. Curley
--------------------------------
B. J. Curley, Secretary

     The Shareholders hereby join in the foregoing Merger Agreement, and undertake that they will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by them.

     IN WITNESS WHEREOF, the Shareholders have caused this undertaking to be made as of the date first above written.

                              THE SHAREHOLDERS:



                                 /s/ W. Marvin Rush
                                 -------------------------------------
                                 W. Marvin Rush


                                 /s/ W. Maurice Rush
                                 -------------------------------------
                                 W. Maurice Rush


                                 /s/ James Pearl
                                 -------------------------------------
                                 James Pearl


                                 /s/ Robert B. Thornton
                                 -------------------------------------
                                 Robert B. Thornton


                                 /s/ Jesse Rodriguez
                                 -------------------------------------
                                 Jesse Rodriguez


                                 /s/ Byron K. Bexley
                                 -------------------------------------
                                 Byron K. Bexley

                                    ANNEX A

                          ARTICLES OF ASSOCIATION                     1996


     FIRST. The title of the association shall be Surety Bank, National Association.

     SECOND. The main office of the association shall be in Hurst, County of Tarrant, State of Texas. The general business of the association shall be conducted at its main office and its branches.

     THIRD. The board of directors of the association shall consist of not less than 5 nor more than 25 persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the association with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or (iii) the date of that person's most recent election to the board of directors, whichever is greater. Any combination of common or preferred stock of the association or holding company may be used.

     Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than 2 the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than 4 the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

     Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

     Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

     Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

     FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days' advance notice of the meeting shall be given to the shareholders by first class mail.

     In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

     Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the date on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (1) The name and address of each proposed nominee.

     (2) The principal occupation of each proposed nominee.

     (3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

     (4) The name and residence address of the notifying shareholder, and

     (5) The number of shares of capital stock of the association owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

     A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

     FIFTH. The authorized amount of capital stock of this association shall be 6,000,000 shares of common stock with a par value of ninety-one cents ($0.91) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

     Unless otherwise specified in the articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

     Unless otherwise specified in the articles of association or required by law, all shares of voting stock shall be voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

     Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

     Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

     If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may (a) issue fractional shares; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share;
(c) if there is an established and active market in the association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least 3 licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as:
(1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

     The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

     SIXTH. The board of directors shall appoint one of its members as president of this association, and one of its members as chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

     The board of directors shall have the power to:

     (1) Define the duties of the officers, employees and agents of the association.

     (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees and agents of the association.

     (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

     (4) Dismiss officers and employees.

     (5) Require bonds from officers and employees and fix the penalty thereof.

     (6) Ratify written policies authorized by the association's management or committees of the board.

     (7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

     (8) Manage and administer the business and affairs of the association.

     (9) Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.

     (10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

     (11) Make contracts.

     (12) Generally perform all acts that are legal for a board of directors to perform.

     SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Hurst, Texas without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

     EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

     NINTH. The board of directors of this association, or any 3 or more shareholders owning, in the aggregate, not less than 10% of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association. Unless otherwise provided by the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

     TENTH. The association shall indemnify to the fullest extent permitted under the Texas Business Corporation Act any person who is made a named defendant or respondent in any action, suit or proceeding, other than in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by such person in the form of payments to the association, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of the association, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, advisory director or officer in connection with any such action, suit or proceeding. The association may indemnify other persons, as permitted by the Texas Business Corporation Act and other applicable laws. The association may purchase and maintain insurance on behalf of directors, advisory directors, officers or other persons against any liability asserted against such persons in their capacities as directors, advisory directors, officers or otherwise, other than for liability asserted against such persons pursuant to a formal order assessing civil monetary penalties.

     ELEVENTH. No director of the association shall be liable to the association or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the association, except that this Article Eleventh shall not eliminate or limit the liability of a director of the association for:

      (i) a breach of such director's duty of loyalty to the association or its shareholders;

     (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Any repeal or amendment of this Article Eleventh by the shareholders of the association shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the association existing at the time of such repeal or amendment. Anything herein to the contrary notwithstanding, if the Texas Miscellaneous Corporation Laws Act is amended after approval by the shareholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the association shall be eliminated or limited to the full extent then permitted by the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

     TWELFTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association's board of directors may propose one or more amendments to the articles of association for submission to the shareholders.